Execution Version
Second Amendment to Third Amended and Restated Credit Agreement
This Second Amendment to Third Amended and Restated Credit Agreement (this “Amendment”) is entered into as of July 26, 2024, among CENTERSPACE, LP (f/k/a IRET PROPERTIES), a North Dakota limited partnership (the “Borrower”), the Guarantors party hereto, the several financial institutions party hereto, as Lenders, and BANK OF MONTREAL, as Administrative Agent.
Preliminary Statements
    A.    The Borrower, the Guarantors party thereto, the Lenders party thereto, and the Administrative Agent have heretofore entered into that certain Third Amended and Restated Credit Agreement dated as of September 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
    B.    The Borrower has requested that the Administrative Agent and the Lenders make certain amendments to the Credit Agreement, and the Administrative Agent and the Lenders are willing to do so pursuant to the terms below.
    C.    This Amendment shall constitute a Loan Document and these Preliminary Statements shall be construed as part of this Amendment.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1.    Amendment to Credit Agreement.
    Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement (including the Schedules and Exhibits thereto) shall be and hereby are amended to delete the struck text (indicated textually in the same manner as the following example: ~~struck text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement (including the Schedules and Exhibits thereto) attached as Annex I hereto.
Section 2.    Reaffirmation of Guaranties.
    Each Guarantor hereby (i) acknowledges and consents to the terms of this Amendment and the Credit Agreement as amended by this Amendment, (ii) confirms that its Guaranty in favor of the Administrative Agent, for the benefit of the Lenders, and all of its obligations thereunder, as amended, remain in full force and effect and (iii) reaffirms all of the terms, provisions, agreements and covenants contained in its Guaranty. Each Guarantor agrees that its consent to any further amendments or modifications to the Credit Agreement and other Loan

Documents shall not be required solely as a result of this acknowledgment and consent having been obtained, except to the extent, if any, required by any Guaranty.
Section 3.    Conditions Precedent.
The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
    3.1.    The Administrative Agent shall have received this Amendment duly executed by the Borrower, each Guarantor, the Administrative Agent, and the Lenders.
    3.2    If requested by any Lender in connection with a new or increased Commitment, the Administrative Agent shall have received, a Note (or an amended and restated note, if applicable) payable to such Lender and duly executed by the Borrower dated as of the Second Amendment Effective Date and otherwise in compliance with the provisions of Section 1.10 of the Credit Agreement.
    3.3.    The Administrative Agent shall have received, for each Loan Pary: (a) a recent good standing certificate from its jurisdiction of incorporation or organization, (b) articles of incorporation or formation duly certified by the applicable Secretary of State, (c) resolutions authorizing the transactions contemplated by this Amendment, and (d) specimen signatures of the persons authorized to execute this Amendment on such Loan Party’s behalf, all certified in each instance by the applicable Loan Party’s Secretary or Assistant Secretary (or comparable Responsible Officer).
    3.4.    The Administrative Agent shall have received a Compliance Certificate showing pro forma compliance with the financial covenants contained in Section 8.20 of the Credit Agreement after giving effect to this Amendment with the inclusion of the Current Unencumbered Asset Pool Properties, in form and substance reasonably acceptable to the Administrative Agent.
    3.5.    The Administrative Agent shall have received recent financing statement, tax, and judgment lien search results against the Borrower and each Guarantor evidencing the absence of Liens on its Property except for Permitted Liens or Permitted UAP Liens, as applicable, under the Credit Agreement.
    3.6.    The Administrative Agent shall have received written opinions of counsel to the Borrower and each Guarantor in respect of this Amendment, each in form and substance reasonably acceptable to the Administrative Agent.
    3.7.    The Administrative Agent shall have received such other agreements, instruments, documents and certificates as the Administrative Agent may reasonably request, and legal matters incident to the execution and delivery of this Amendment shall be reasonably satisfactory to the Administrative Agent and its counsel.
2

Section 4.    Representations.
In order to induce the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower and each other Guarantor hereby represents to the Administrative Agent and the Lenders that (a) the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of the date hereof (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date) and (b) as of the date of this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result immediately after giving effect to this Amendment.
Section 5.    Miscellaneous.
    5.1.    Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, the other Loan Documents, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. This Amendment is a Loan Document.
    5.2.    The Borrower shall pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution and delivery of this Amendment.
    5.3.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.
[Signature Pages Follow]

3

This Second Amendment to Third Amended and Restated Credit Agreement is entered into as of the date and year first above written.
“Borrower”
Centerspace, LP, a North Dakota limited partnership
By:    Centerspace, Inc.
Its:    General Partner
By: /s/ Bhairav Patel
    Name:    Bhairav Patel
    Title:    Executive Vice President and Chief Financial Officer

[Signature Page to Second Amendment to Third Amended and Restated Credit Agreement (Centerspace, LP)

“Guarantors”
Centerspace, Inc., a North Dakota corporation
By: /s/ Bhairav Patel
    Name:    Bhairav Patel
    Title:    Executive Vice President and Chief Financial Officer
Centerspace, a North Dakota real estate investment trust
By: /s/ Bhairav Patel
    Name:    Bhairav Patel
    Title:    Executive Vice President and Chief Financial Officer

“Administrative Agent”
Bank of Montreal, as Administrative Agent
By:     /s/ Rebecca Liu Chabanon
    Name:    Rebecca Liu Chabanon
    Title:    Director

“L/C Issuer”
BMO Bank N.A., as L/C Issuer
By:     /s/ Rebecca Liu Chabanon
    Name:    Rebecca Liu Chabanon
    Title:    Director

“Lenders”
BMO Bank N.A., as a Lender
By:     /s/ Rebecca Liu Chabanon
    Name:    Rebecca Liu Chabanon
    Title:    Director

Bank of America, N.A., as a Lender
By: /s/ Helen Chan
    Name: Helen Chan
    Title: Vice President

[Signature Page to Second Amendment to Third Amended and Restated Credit Agreement (Centerspace, LP)

PNC Bank, National Association, as a Lender
By: /s/ James A. Harmann
    Name:    James A. Harmann
    Title:    Senior Vice President

Royal Bank of Canada, as a Lender
By: /s/ Brian Gross
    Name:    Brian Gross
    Title:    Authorized Signatory

U.S. Bank National Association, as a Lender
By: /s/ Michael A. Raarup
    Name:    Michael A. Raarup
    Title:    Senior Vice President

Associated Bank, National Association, as a Lender
By: /s/ Mitchell Vega
    Name:    Mitchell Vega
    Title:    Senior Vice President

Bank of North Dakota, as a Lender
By: /s/ Jacqueline Duke
    Name:    Jacqueline Duke
    Title:    Business Banker

Raymond James Bank, as a Lender
By: /s/ Alex Sierra
    Name:    Alex Sierra
    Title:    SVP

Annex I
Revised Credit Agreement
See attached.

Annex I
to ~~First~~Second Amendment to Third Amended and Restated Credit Agreement

Third Amended and Restated Credit Agreement
Dated as of September 30, 20211
among
Centerspace, LP,
as Borrower
the Guarantors from time to time party hereto,
the Lenders from time to time party hereto,
Bank of America, N.A. and PNC Bank, National Association,
as Syndication Agents
and
Bank of Montreal,
as Administrative Agent and Sustainability Structuring Agent

BMO Capital Markets Corp., BofA Securities, Inc., and
PNC Capital Markets LLC,
as Joint Lead Arrangers and Joint Book Runners
1 As amended by (i) the First Amendment to Third Amended and Restated Credit Agreement dated May 31, 2023 and (ii) the Second Amendment to Third Amended and Restated Credit Agreement dated July 26, 2024.
Centerspace - ~~First~~Second Amendment to 3rd A&R Credit Agreement - Annex I Credit Agreement ~~4863-6385-0321~~(July 2024) 4876-5876-1936 v~~11~~6.docx
4222634

Table of Contents
Section    Heading    Page
Section 1.    The Credit Facilities    1
Section 1.1.    Commitments    1
Section 1.2.    Prior Term Loans    2
Section 1.3.    Letters of Credit    2
Section 1.4.    Applicable Interest Rates; Investment Grade Credit Rating Interest Rate Election    6
Section 1.5.    Minimum Borrowing Amounts; Maximum SOFR Loans    7
Section 1.6.    Manner of Borrowing Loans and Designating Applicable Interest Rates    7
Section 1.7.    Maturity of Loans    9
Section 1.8.    Prepayments and Prepayment Premium    9
Section 1.9.    Default Rate    10
Section 1.10.    Evidence of Indebtedness    11
Section 1.11.    Funding Indemnity    11
Section 1.12.    Commitment Terminations    12
Section 1.13.    Substitution of Lenders    ~~12~~13
Section 1.14.    Defaulting Lenders    13
Section 1.15.    Increase in Commitments    ~~15~~16
Section 1.16.    Extension of Termination Date    ~~16~~17
Section 1.17.    ESG Adjustments    17
Section 2.    Fees    ~~17~~19
Section 3.    Place and Application of Payments    ~~18~~20
Section 3.1.    Place and Application of Payments    ~~18~~20
Section 3.2.    Post-Acceleration Waterfall    21
Section 4.    Guaranties    ~~20~~22
Section 4.1.    Guaranties    ~~20~~22
Section 4.2.    Further Assurances    ~~20~~22
Section 5.    Definitions; Interpretation    ~~20~~22
Section 5.1.    Definitions    ~~20~~22
~~Section 5.2.    Interpretation    57~~
Section 5.3.    Change in Accounting Principles    ~~58~~61
Section 5.4.    Non-Wholly Owned Properties    ~~58~~62
Section 5.5.    Divisions    ~~59~~62
Section 5.6.    Interest Rates    ~~59~~62
Section 6.    Representations and Warranties    ~~59~~62

Section 6.1.    Organization and Qualification    ~~59~~62
Section 6.2.    Subsidiaries    ~~60~~63
Section 6.3.    Authority and Validity of Obligations    ~~60~~63
Section 6.4.    Use of Proceeds; Margin Stock    ~~60~~63
Section 6.5.    Financial Reports    ~~61~~64
Section 6.6.    No Material Adverse Change    ~~61~~64
Section 6.7.    Full Disclosure    ~~61~~64
Section 6.8.    Trademarks, Franchises, and Licenses    ~~62~~65
Section 6.9.    Governmental Authority and Licensing    ~~62~~65
Section 6.10.    Good Title    ~~62~~65
Section 6.11.    Litigation and Other Controversies    ~~62~~65
Section 6.12.    Taxes    ~~62~~65
Section 6.13.    Approvals    ~~63~~66
Section 6.14.    Affiliate Transactions    ~~63~~66
Section 6.15.    Investment Company    ~~63~~66
Section 6.16.    ERISA    ~~63~~66
Section 6.17.    Compliance with Laws    ~~63~~66
Section 6.18.    Sanctions; Anti-Money Laundering Laws and Anti-Corruption Laws    ~~64~~67
Section 6.19.    Other Agreements    ~~65~~68
Section 6.20.    Solvency    ~~65~~68
Section 6.21.    No Default    ~~65~~68
Section 6.22.    No Broker Fees.    ~~65~~68
Section 6.23.    Condition of Property; Casualties; Condemnation    ~~65~~68
Section 6.24.    Legal Requirements, and Zoning    ~~66~~68
Section 6.25.    REIT Status    ~~66~~69
Section 7.    Conditions Precedent    ~~66~~69
Section 7.1.    All Credit Events    ~~66~~69
Section 7.2.    Initial Credit Event    ~~67~~69
Section 7.3.    Eligible Property Additions and Removals to the Unencumbered Asset Pool Properties    ~~68~~71
Section 8.    Covenants    ~~71~~73
Section 8.1.    Maintenance of Existence    ~~71~~74
Section 8.2.    Maintenance of Properties    ~~71~~74
Section 8.3.    Taxes and Assessments    ~~71~~74
Section 8.4.    Insurance    ~~71~~74
Section 8.5.    Financial Reports    ~~72~~75
Section 8.6.    Inspection    ~~75~~78
Section 8.7.    Liens    ~~76~~79
Section 8.8.    Investments, Acquisitions, Loans and Advances    ~~76~~79
Section 8.9.    Mergers, Consolidations, Divisions and Sales    ~~78~~81
Section 8.10.    Maintenance of Subsidiaries    ~~79~~82
Section 8.11.    ERISA    ~~79~~82
-ii-

Section 8.12.    Compliance with Laws    ~~80~~83
Section 8.13.    Compliance with Anti-Corruption Laws    ~~81~~84
Section 8.14.    Burdensome Contracts With Affiliates    ~~81~~84
Section 8.15.    No Changes in Fiscal Year    ~~81~~84
Section 8.16.    Formation of Subsidiaries    ~~81~~84
Section 8.17.    Change in the Nature of Business    ~~81~~84
Section 8.18.    Use of Proceeds    ~~82~~84
Section 8.19.    No Restrictions    ~~82~~84
Section 8.20.    Financial Covenants    ~~82~~85
Section 8.21.    Unencumbered Asset Pool Requirements    ~~83~~86
Section 8.22.    Electronic Delivery of Certain Information    ~~83~~86
Section 8.23.    REIT Status    ~~84~~87
Section 8.24.    Restricted Payments    ~~84~~87
Section 8.25.    Most Favored Nation    ~~86~~89
Section 9.    Events of Default and Remedies    ~~86~~89
Section 9.1.    Events of Default    ~~86~~89
Section 9.2.    Non-Bankruptcy Defaults    ~~88~~91
Section 9.3.    Bankruptcy Defaults    ~~89~~92
Section 9.4.    Collateral for Undrawn Letters of Credit    ~~89~~92
Section 10.    Change in Circumstances    ~~91~~94
Section 10.1.    Change of Law    ~~91~~94
Section 10.2.    Inability to Determine Rates; Effect of Benchmark Transition Event    ~~91~~94
Section 10.3.    Increased Cost and Reduced Return    ~~93~~97
Section 10.4.    Reserved    ~~95~~98
Section 10.5.    Discretion of Lender as to Manner of Funding    ~~95~~98
Section 10.6.    Lending Offices; Mitigation Obligations    ~~95~~98
Section 11.    The Administrative Agent    ~~95~~99
Section 11.1.    Appointment and Authorization of Administrative Agent    ~~95~~99
Section 11.2.    Administrative Agent and its Affiliates    ~~96~~99
Section 11.3.    Action by Administrative Agent    ~~96~~99
Section 11.4.    Consultation with Experts    ~~96~~100
Section 11.5.    Liability of Administrative Agent; Credit Decision    ~~96~~100
Section 11.6.    Indemnity    ~~97~~100
Section 11.7.    Resignation and Removal of Administrative Agent and Successor Administrative Agent    ~~98~~101
Section 11.8.    L/C Issuer    ~~98~~102
Section 11.9.    Hedging Liability, Funds Transfer and Deposit Account Liability, and Bank Product Obligations    ~~99~~102
Section 11.10.    Designation of Additional Agents    ~~99~~102
Section 11.11.    Authorization to Release Guaranties    ~~99~~103
Section 11.12.    Authorization of Administrative Agent to File Proofs of Claim    ~~100~~103
-iii-

Section 11.13.    Certain ERISA Matters    ~~100~~103
Section 11.14.    Recovery of Erroneous Payments    ~~101~~105
Section 12.        Miscellaneous    ~~102~~105
Section 12.1.    Taxes    ~~102~~105
Section 12.2.    Reserved    ~~106~~109
Section 12.3.    No Waiver, Cumulative Remedies    ~~106~~109
Section 12.4.    Non-Business Days    ~~106~~109
Section 12.5.    Survival of Representations    ~~106~~109
Section 12.6.    Survival of Indemnities    ~~106~~109
Section 12.7.    Sharing of Set-Off    ~~106~~110
Section 12.8.    Notices    ~~107~~110
Section 12.9.    Counterparts; Integration; Effectiveness    ~~109~~112
Section 12.10.    Successors and Assigns    ~~110~~113
Section 12.11.    Participants    ~~110~~113
Section 12.12.    Assignments    ~~110~~113
Section 12.13.    Amendments    ~~113~~116
Section 12.14.    Headings    ~~114~~117
Section 12.15.    Costs and Expenses; Indemnification    ~~114~~117
Section 12.16.    Set-off    ~~117~~120
Section 12.17.    Entire Agreement    ~~117~~120
Section 12.18.    Waiver of Jury Trial    ~~117~~121
Section 12.19.    Severability of Provisions    ~~118~~121
Section 12.20.    Excess Interest    ~~118~~121
Section 12.21.    Construction    ~~118~~122
Section 12.22.    Lender’s and L/C Issuer’s Obligations Several    ~~119~~122
Section 12.23.    Governing Law; Jurisdiction; Consent to Service of Process    ~~119~~122
Section 12.24.    USA Patriot Act    ~~120~~123
Section 12.25.     Confidentiality    ~~120~~123
Section 12.26.    No Advisory or Fiduciary Responsibility    ~~120~~124
Section 12.27.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    ~~121~~124
Section 12.28.    Amendment and Restatement; No Novation    ~~122~~125
Section 12.29.    Equalization of Loans and Commitments    ~~122~~125
Section 12.30.    Acknowledgement Regarding Any Supported QFCs    ~~122~~125
Section 13.    The Guarantees    ~~124~~127
Section 13.1.    The Guarantees    ~~124~~127
Section 13.2.    Guarantee Unconditional    ~~124~~127
Section 13.3.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances    ~~125~~128
Section 13.4.    Subrogation    ~~125~~129
Section 13.5.    Waivers    ~~126~~129
Section 13.6.    Limit on Recovery    ~~126~~129
-iv-

Section 13.7.    Stay of Acceleration    ~~126~~129
Section 13.8.    Benefit to Guarantors    ~~126~~129
Section 13.9.    Guarantor Covenants    ~~126~~129
Section 13.10.    Subordination    ~~126~~129
Section 13.11.    Keepwell    ~~127~~130

Exhibit A    —    Notice of Payment Request
Exhibit B    —    Notice of Borrowing
Exhibit C    —    Notice of Continuation/Conversion
Exhibit D    —    Note
Exhibit E    —    Compliance Certificate
Exhibit F    —    Assignment and Acceptance
Exhibit G    —    Additional Guarantor Supplement
Exhibit H    —    Increase Request
Exhibit I-1    —    Form of U.S. Tax Compliance Certificate
Exhibit I-2    —    Form of U.S. Tax Compliance Certificate
Exhibit I-3    —    Form of U.S. Tax Compliance Certificate
Exhibit I-4    —    Form of U.S. Tax Compliance Certificate

Schedule 1    —    Commitments
Schedule 1.1    —    ~~Initial~~Current Unencumbered Asset Pool Properties
Schedule 1.2    —    Existing Liens
Schedule 6.2    —    Subsidiaries
Schedule 8.8    —    Investments

-v-

Third Amended and Restated Credit Agreement
This Third Amended and Restated Credit Agreement (this “Agreement”) is entered into as of September 30, 2021, by and among Centerspace, LP (f/k/a IRET PROPERTIES), a North Dakota limited partnership (the “Borrower”), the Guarantors from time to time party to this Agreement, the several financial institutions from time to time party to this Agreement, as Lenders, Bank of America, N.A. and PNC Bank, National Association, as Syndication Agents, and Bank of Montreal, as Administrative Agent and Sustainability Structuring Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.
Preliminary Statement
Whereas, the Borrower, the Guarantors from time to time party thereto, the financial institutions party thereto as “Lenders,” KeyBank, National Association and PNC Bank, National Association, as Syndication Agents, and the Administrative Agent previously entered into a Second Amended and Restated Credit Agreement dated as of August 31, 2018 (as heretofore extended, renewed, amended, modified, amended and restated or supplemented, the “Prior Credit Agreement”).
Whereas, (i) the Borrower has requested, and the Lenders have agreed to extend, certain credit facilities on the terms and subject to the conditions set forth in this Agreement, and (ii) the Borrower has requested that certain other amendments be made to the Prior Credit Agreement, and the Administrative Agent and the Lenders have agreed to such requests on the terms and subject to the conditions set forth in this Agreement, which, for the sake of clarity and convenience, amends and restates the Prior Credit Agreement in its entirety.
Now, Therefore, in consideration of their mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Prior Credit Agreement in its entirety as follows:
Section 1.    The Credit Facilities.
    Section 1.1.    Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Loan” and collectively for all the Lenders the “Loans”) in U.S. Dollars to the Borrower from time to time on a revolving basis up to the amount of such Lender’s Commitment, subject to any reductions thereof or increases thereto, in each case, pursuant to the terms hereof, at any time before the Termination Date. The sum of the aggregate principal amount of Loans and L/C Obligations at any time outstanding shall not exceed the Commitments in effect at such time . Each Borrowing of Loans shall be made ratably by the Lenders in proportion to their respective Percentages. As of the Closing Date (without giving effect to any Borrowing of Loans under this Agreement on the Closing Date), the aggregate outstanding principal amount of Loans advanced under the Prior Credit Agreement is $57,000,000, which outstanding Loans advanced under the Prior Credit Agreement shall continue as outstanding Loans under this Agreement. As provided in Section 1.6(a) hereof, the Borrower may elect that each Borrowing of Loans be any of Base Rate Loans,

Daily Simple SOFR Loans, or SOFR Loans. Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to the terms and conditions hereof.
        Section 1.2.    Prior Term Loans. The Loan Parties, Administrative Agent and Lenders hereby acknowledge and agree that the Lenders with “Term Loan Commitments” (as defined in the Prior Credit Agreement) severally and not jointly advanced loans (the “Prior Term Loans”) under the Prior Credit Agreement in an aggregate amount of $145,000,000. Effective as of the Closing Date, the “Term Loan Commitments” under the Prior Credit Agreement are terminated and no Lender under this Agreement has any obligation to advance a term loan to the Borrower. No amount repaid or prepaid on any Prior Term Loan may be borrowed again.
    Section 1.3.    Letters of Credit.
    (a)    General Terms. Subject to the terms and conditions hereof, as part of the Credit, the L/C Issuer agrees to issue standby and commercial letters of credit (each a “Letter of Credit”) for the account of the Borrower or any one or more of its Subsidiaries in an aggregate undrawn face amount up to the L/C Sublimit. Each Letter of Credit shall be issued by the L/C Issuer, but each Lender shall be obligated to reimburse the L/C Issuer for such Lender’s Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Commitment of each Lender pro rata in an amount equal to its Percentage of the L/C Obligations then outstanding.
    (b)    Applications. At any time before the Termination Date, the L/C Issuer shall, at the request of the Borrower, issue one or more Letters of Credit denominated in U.S. Dollars, in a form reasonably satisfactory to the Borrower and the L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance) or thirty (30) days prior to the Termination Date (subject to the sentence below in respect of Letters of Credit with expiration dates that are automatically extended), in an aggregate face amount up to the L/C Sublimit, upon the receipt of an application duly executed by the Borrower for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”); provided, however, that the L/C Issuer may issue Letters of Credit with expiration dates later than the date that is thirty (30) days prior to the Termination Date (but in no event later than the date that is one year after the Termination Date) if the Borrower and the L/C Issuer enter into arrangements for the Cash Collateralization or backstop of such Letters of Credit sixty (60) days prior to the Termination Date in a manner reasonably satisfactory to the L/C Issuer. Notwithstanding anything contained in any Application to the contrary: (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2 hereof, (ii) except as otherwise provided in Section 1.8 or Section 1.14 hereof, unless an Event of Default is then continuing, the L/C Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit in accordance with Section 1.3(c) hereof, unless a Loan shall be made on such date in the amount of the Reimbursement Obligations and the proceeds thereof applied to pay such Reimbursement Obligations as contemplated by the last sentence of Section 1.3(c) hereof, the Borrower’s obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless the L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, then the L/C Issuer will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date: (i) the expiration date of such Letter of Credit if so extended would be after the date that is thirty (30) days prior to the Termination Date, (ii) the Commitments have been terminated, or (iii) a Default or an Event of Default is then continuing and either the Administrative Agent or the Required Lenders (with notice to the Administrative Agent) have given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 7 hereof and the other terms of this Section 1.3. Notwithstanding anything contained herein to the contrary, the L/C Issuer shall be under no obligation to issue, extend or amend any Letter of Credit if a default of any Lender’s obligations to fund under Section 1.3(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into arrangements with Borrower or such Lender satisfactory to the L/C Issuer to eliminate the L/C Issuer’s risk with respect to such Lender.
    (c)    The Reimbursement Obligations. Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall promptly notify the Borrower and the Administrative Agent thereof. Subject to Section 1.3(b) hereof, the obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 2:00 p.m. (Chicago time) on the date when each drawing is to be paid if the Borrower has been informed of such drawing by the L/C Issuer on or before 10:00 a.m. (Chicago time) on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrower after 10:00 a.m. (Chicago time) on the date when such drawing is to be paid, by no later than 2:00 p.m. (Chicago time), on the following Business Day, in immediately available funds at the Administrative Agent’s principal office in Chicago, Illinois or such other office as the Administrative Agent may designate in writing to the Borrower (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds). If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.3(e) hereof, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.3(e) hereof.
    (d)    Obligations Absolute. The Borrower’s obligation to reimburse L/C Obligations as provided in Section 1.3(c) hereof shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 1.3, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder, except, in each case, to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Legal Requirements) suffered by the Borrower that are caused by the L/C Issuer’s gross negligence or willful misconduct on the part of the L/C Issuer (as determined by a court of competent jurisdiction by final and nonappealable judgment). None of the Administrative Agent, the Lenders, or the L/C Issuer shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Legal Requirements) suffered by the Borrower that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as determined by a court of competent jurisdiction by final and nonappealable judgment), the L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
    (e)    The Participating Interests. Each Lender (other than the Lender acting as L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a “Participating Lender”), an undivided percentage participating interest (a “Participating Interest”), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required as set forth in Section 1.3(c) hereof, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than 1:00 p.m. (Chicago time) the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender’s Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Percentage thereof as a Lender hereunder. The several obligations of the Participating Lenders to the L/C Issuer under this Section 1.3 shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against the Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Lender, and each payment by a Participating Lender under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever.
    (f)    Indemnification. The Participating Lenders shall, to the extent of their respective Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 1.3(f) and all other parts of this Section 1.3 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.
    (g)    Manner of Requesting a Letter of Credit. The Borrower shall provide at least five (5) Business Days’ advance written notice to the Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Borrower and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form reasonably acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent’s receipt of each such notice (and the L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders) and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.

    (h)    Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of a L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
    Section 1.4.    Applicable Interest Rates; Investment Grade Credit Rating Interest Rate Election.
    (a)    Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a Daily Simple SOFR Loan or SOFR Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
    (b)    Daily Simple SOFR Loans. Each Daily Simple SOFR Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a Base Rate Loan or a SOFR Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted Daily Simple SOFR Rate from time to time in effect, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
    (c)    SOFR Loans. Each SOFR Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan or a Daily Simple SOFR Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted Term SOFR applicable for such Interest Period, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
    (d)    Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its good faith determination thereof shall be conclusive and binding except in the case of manifest error. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
    Section 1.5.    Minimum Borrowing Amounts; Maximum SOFR Loans. Each Borrowing of Base Rate Loans or Daily Simple SOFR Loans shall be in an amount not less than $100,000. Each Borrowing of SOFR Loans advanced, continued or converted to a SOFR Loan shall be in an amount equal to $500,000 or such greater amount which is an integral multiple of $100,000. Without the Administrative Agent’s consent, there shall not be more than six (6) Borrowings of SOFR Loans outstanding hereunder.
    Section 1.6.    Manner of Borrowing Loans and Designating Applicable Interest Rates.
    (a)    Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 2:00 p.m. (Chicago time): (i) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of SOFR Loans and (ii) at least one (1) Business Day before the date on which the Borrower requests the Lenders to advance a Borrowing of Daily Simple SOFR Loans or Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 1.5 hereof, a portion thereof, as follows: (i) if such Borrowing is of SOFR Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as SOFR Loans or convert part or all of such Borrowing into Daily Simple SOFR Loans or Base Rate Loans, (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Daily Simple SOFR Loans or SOFR Loans for an Interest Period or Interest Periods, as applicable, specified by the Borrower or (iii) if such Borrowing is of Daily Simple SOFR Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Base Rate Loans or SOFR Loans for an Interest Period or Interest Periods, as applicable, specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of SOFR Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans or Daily Simple SOFR Loans into SOFR Loans must be given by no later than 2:00 p.m. (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested

Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of SOFR Loans, the Interest Period applicable thereto. No Borrowing of SOFR Loans or Daily Simple SOFR Loans shall be advanced, continued, or created by conversion if any Default or Event of Default is then continuing. The Borrower agrees that the Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.
    (b)    Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from the Borrower received pursuant to Section 1.6(a) above and, if such notice requests the Lenders to make SOFR Loans, the Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.
    (c)    Borrower’s Failure to Notify. If the Borrower fails to give notice pursuant to Section 1.6(a) hereof of the continuation or conversion of any outstanding principal amount of a Borrowing of SOFR Loans before the last day of its then current Interest Period within the period required by Section 1.6(a) hereof and such Borrowing is not prepaid in accordance with Section 1.8(a) hereof, such Borrowing shall automatically be continued as a Borrowing of SOFR Loans with an Interest Period of one (1) month. In the event the Borrower fails to give notice pursuant to Section 1.6(a) hereof of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 2:00 p.m. (Chicago time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans under the Credit on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.
    (d)    Disbursement of Loans. Not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing, subject to Section 7 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois (or at such other location as the Administrative Agent shall designate). The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower on the date of such Borrowing as instructed by the Borrower.
    (e)    Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. (Chicago time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.11 hereof so that the Borrower will have no liability under such Section with respect to such payment.
    Section 1.7.    Maturity of Loans. Each Loan, including both the outstanding principal balance thereof and any accrued but unpaid interest thereon, shall mature and be due and payable by the Borrower on the Termination Date.
    Section 1.8.    Prepayments and Prepayment Premium.
    (a)    Optional. The Borrower may prepay in whole or in part (but, if in part, in an amount not less than $100,000 or, if less, the entire remaining amount of any such Borrowing) any Borrowing (i) in the case of a Borrowing of SOFR Loans, at any time upon three (3) Business Days prior written notice by the Borrower to the Administrative Agent or (ii) in the case of a Borrowing of Daily Simple SOFR Loans or Base Rate Loans, upon written notice delivered by the Borrower to the Administrative Agent no later than 12:00 p.m. Noon (Chicago time) on the date of prepayment (or, in any case, such shorter period of time then agreed to by the Administrative Agent), such prepayment to be made by the payment of the principal amount to be prepaid, without premium or penalty, and, in the case of any SOFR Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 1.11 hereof; provided, such prepayment may be conditioned on the occurrence of any subsequent event (including a Change of Control or refinancing transaction), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such event does not occur.
    (b)    Mandatory.
    (i)    If at any time outstanding principal amount of Loans exceeds the Commitments, the Borrower shall, within three (3) Business Days and without notice or demand, pay the amount of such excess to the Administrative Agent for the account of the Lenders as a mandatory prepayment of the Obligations then outstanding, with each such prepayment to be applied to the outstanding principal amount of the Loans and then any remaining balance to be held by the Administrative Agent in the Collateral Account as security for the Obligations owing with respect to the Letters of Credit.
    (ii)    [Reserved];
    (iii)    Unless the Borrower otherwise directs, prepayments of Loans under this Section 1.8(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied (i) first to Borrowings of Base Rate Loans until payment in full thereof, (ii) second to Borrowings of Daily Simple SOFR Loans until payment in full thereof and (iii) third to Borrowings of SOFR Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 1.8(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any SOFR Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 1.11 hereof. Each prefunding of L/C Obligations shall be made in accordance with Section 9.4 hereof.
    (c)    Borrowings. Any amount of Loans paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.
    Section 1.9.    Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default is continuing or after acceleration of the Obligations as a result of an Event of Default, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and Reimbursement Obligations, letter of credit fees and other amounts of outstanding Obligations at a rate per annum equal to:
    (a)    for any Base Rate Loan or Daily Simple SOFR Loan, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect;
    (b)    for any SOFR Loan, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;
    (c)    for any Reimbursement Obligation, the sum of 2.0% plus the amounts due under Section 1.3 hereof with respect to interest on such Reimbursement Obligation;
    (d)    for any Letter of Credit, the sum of 2.0% plus the L/C Participation Fee due under Section 2(b) hereof with respect to such Letter of Credit; and
    (e)    for any other amount owing hereunder not covered by clauses (a) through (d) above, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect;

provided, however, that in the absence of an acceleration of the Obligations as a result of an Event of Default, any adjustments pursuant to this Section 1.9 shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower. Interest accruing pursuant to this Section 1.9 shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.
    Section 1.10.    Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder and under the other Loan Documents.
    (b)    The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and, if applicable, the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
    (c)    The entries maintained in the accounts maintained pursuant to Section 1.10(a) and 1.10(b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded, absent manifest error; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.
    (d)    Any Lender may request that its Loans be evidenced by a promissory note or notes substantially in the form (which form may be altered to include amendment and restatement language to evidence the amendment and restatement of a Note issued to a Lender under the Prior Credit Agreement, if applicable) of Exhibit D (being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the relevant Commitment. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 12.12 hereof) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.12 hereof, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in Section 1.10(a) and 1.10(b) above.
    Section 1.11.    Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any SOFR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:
    (a)    any payment, prepayment or conversion of a SOFR Loan on a date other than the last day of its Interest Period,

    (b)    any failure (other than the failure of the Lenders to make a Loan, but including because of a failure to satisfy the conditions set forth in Section 7) by the Borrower to borrow or continue a SOFR Loan, or to convert a Base Rate Loan or a Daily Simple SOFR Loan into a SOFR Loan, on the date specified in a notice given pursuant to Section 1.2 or 1.6(a) hereof,
    (c)    any failure by the Borrower to make any payment of principal on any SOFR Loan when due (whether by acceleration or otherwise), or
    (d)    any acceleration of the maturity of a SOFR Loan as a result of the occurrence of any Event of Default hereunder, then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be deemed prima facie correct absent manifest error.
    Section 1.12.    Commitment Terminations.
    (a)    Optional Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Percentages, provided that the Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Loans and L/C Obligations then outstanding; provided further, that such requested termination may be conditioned on the occurrence of any subsequent event (including a Change of Control or refinancing transaction), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such event does not occur. Any termination of the Commitments below the L/C Sublimit then in effect shall reduce the L/C Sublimit by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Commitments.
    (b)    Reinstatement. Any termination of the Commitments pursuant to this Section 1.12 may not be reinstated.
    Section 1.13.    Substitution of Lenders. In the event (a) the Borrower receives a claim from any Lender for compensation under Section 10.3 or 12.1 hereof, (b) the Borrower receives notice from any Lender of any illegality pursuant to Section 10.1 hereof, (c) any Lender is then a Defaulting Lender, or (d) a Lender fails to consent to an amendment or waiver requested under Section 12.13 hereof requiring the consent of all Lenders or all affected Lenders at a time when the Required Lenders have approved such amendment or waiver (any such Lender referred to in clause (a), (b), (c), or (d) above being hereinafter referred to as an “Affected Lender”), the

Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable Legal Requirements, require, at its expense, any such Affected Lender to assign, at par, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 1.11 hereof as if the Loans owing to it were prepaid rather than assigned) other than such principal owing to it hereunder, and (iii) the assignment is entered into in accordance with, and subject to the consents required by, Section 12.12 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Borrower).
    Section 1.14.    Defaulting Lenders.
    (a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Legal Requirements:
    (i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.13 hereof.
    (ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 hereof or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.7 hereof shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 9.4 hereof; fourth, as the Borrower may request (so long as no Event of Default is then continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 9.4 hereof; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default is then continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.1 hereof were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with their Percentages of the relevant Commitments without giving effect to Section 1.14(a)(iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 1.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
    (iii)    Certain Fees.
    (A)    No Defaulting Lender shall be entitled to receive any unused line fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
    (B)    Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 9.4 hereof.
    (C)    With respect to any L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below.
    (iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages of the relevant Commitments (calculated without regard to such Defaulting Lender’s Commitments) but only to the extent that (x) the conditions set forth in Section 7.1 hereof are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y)

such reallocation does not cause the aggregate Loans and interests in L/C Obligations of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
    (v)    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to them hereunder or under law, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 9.4 hereof.
    (b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their respective Percentages of the relevant Commitments (without giving effect to Section 1.14(a)(iv) hereof), whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
    (c)    New Letters of Credit. So long as any Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
    (d)    Purchase of Defaulting Lender’s Commitment. During any period that a Lender is a Defaulting Lender, the Borrower may, by giving written notice thereof to the Administrative Agent and such Defaulting Lender, demand that such Defaulting Lender assign its Commitment and Loans to an Eligible Assignee subject and in accordance with the provisions of Section 12.12 hereof. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Lender who is not a Defaulting Lender may, but shall not be obligated to, in its sole discretion, acquire the face amount of all or a portion of such Defaulting Lender’s Commitment and Loans via an assignment subject to and in accordance with the provisions of Section 12.12 hereof. In connection with any such assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Acceptance and shall pay to the Administrative Agent an assignment fee in the amount of $3,500. The exercise by the Borrower of its rights under this Section 1.14 shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders.

    Section 1.15.    ~~Section 1.15.~~    Increase in Commitments. The Borrower may, from time to time~~,~~ on or after the Second Amendment Effective Date and on any Business Day prior to the date that is six (6) months prior to the Termination Date, with the written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), increase the aggregate amount of the Commitments by delivering a commitment amount increase request, substantially in the form attached hereto as Exhibit H or in such other form acceptable to the Administrative Agent at least five (5) Business Days (or such shorter period of time as the Administrative Agent may reasonably consent) prior to the desired effective date of such increase (the “Commitment Amount Increase”), identifying one or more additional Lenders (or additional Commitments for existing Lender(s) or by a combination of existing Lenders and additional Lenders) and the amount of its Commitment (or additional amount of its Commitment(s)); provided, however, that (i) the aggregate amount of the Commitments shall not exceed $650,000,000 from and after the ~~Closing~~Second Amendment Effective Date, (ii) any Commitment Amount Increase shall be in an amount not less than $10,000,000, (iii) no Default or Event of Default shall have occurred and be continuing at the time of the effective date of the Commitment Amount Increase and (iv) all representations and warranties contained in Section 6 hereof shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) on the effective date of such Commitment Amount Increase (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such earlier date). The effective date of the Commitment Amount Increase shall be as set forth in the related commitment amount increase request. Upon the effectiveness of a Commitment Amount Increase, the new Lender(s) (or, if applicable, existing Lender(s)) shall advance Loans in an amount sufficient such that after giving effect to its advance each Lender shall have outstanding its Percentage of Loans. In connection with any Commitment Amount Increase, to the extent any Loans are repaid to an existing Lender in connection with the rebalancing of the outstanding Loans, Borrower shall pay any amounts owing to such Lenders pursuant to Section 1.11 hereof (unless any Lender owed any such amount waives such amount due by notice to the Administrative Agent). The Commitments may not be increased if the Borrower has previously terminated any portion of the Commitments pursuant to Section 1.12 hereof. The Borrower agrees to pay any reasonable and documented out-of-pocket expenses of the Administrative Agent relating to any Commitment Amount Increase and arrangement fees related thereto as agreed upon in writing between Administrative Agent and the Borrower. Notwithstanding anything herein to the contrary, (x) no Lender shall have any obligation to increase its Commitment and, without its consent, no Lender’s Commitment shall be increased and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment, (y) such declining Lender shall have no consent right with respect to such Commitment Amount Increase, and (z) any new Lender shall be acceptable to the Administrative Agent (to the extent the consent of the Administrative Agent would be required in connection with an assignment to such new Lender under Section 12.12(a)(iii) hereof) with such consent not to be unreasonably withheld or delayed. Upon the effectiveness thereof, Schedule 1 shall be deemed amended to reflect any Commitment Amount Increase. Any new or increasing Lender shall advance Loans in an amount sufficient such that after giving effect to its Loans each Lender shall have outstanding its Percentage of all Loans outstanding under the Commitments.

    Section 1.16.    Extension of Termination Date. The Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given at least thirty (30) days and not more than ninety (90) days prior to the then-existing Stated Termination Date, request that Lenders extend the date on which the Commitment is scheduled to expire for two (2) additional six (6)-month periods (each such extended date, the “Extended Termination Date”). On the applicable Extended Termination Date, such extension will become effective subject to the Borrower’s timely delivery of such notice to the Administrative Agent and payment of the Extension Fee, and provided that on the date of the extension no Default or Event of Default has occurred and is continuing, the Termination Date shall be extended to the applicable Extended Termination Date. Should the Termination Date be extended, the terms and conditions of this Agreement will apply during the extension period.
    Section 1.17.    ESG Adjustments . (a) After the Second Amendment Effective Date, but prior to the 12-month anniversary of the Second Amendment Effective Date (or, upon the request of the Borrower and with the consent of the Administrative Agent and the Required Lenders prior to such date, such later date not to exceed the 24-month anniversary of the Second Amendment Effective Date), the Borrower, in consultation with the Sustainability Structuring Agent, may in its sole discretion seek to establish specified key performance indicators with respect to certain environmental, social and governance (“ESG”) goals of the Borrower and its Subsidiaries (such indicators, “KPI Metrics”) and thresholds or targets with respect thereto (in either case, such thresholds or targets, “SPTs”). The Administrative Agent and the Borrower (each acting reasonably and in consultation with the Sustainability Structuring Agent) may propose an amendment to this Agreement (such amendment, an “ESG Amendment”) solely for the purpose of incorporating the KPI Metrics, the SPTs and other related provisions (the “ESG Pricing Provisions”) into this Agreement. Any such ESG Amendment shall become effective upon (i) receipt by the Lenders of a lender presentation in regard to the KPI Metrics and SPTs from the Borrower no later than five (5) Business Days before the proposed effective date of such proposed ESG Amendment, (ii) the posting of such proposed ESG Amendment to all Lenders and the Borrower, (iii) the pricing adjustments pursuant to the KPI Metrics and SPTs will require, among other things, reporting, external review and third party validation of the measurement of the KPIs be made in a manner that is aligned in all material respects with the Sustainability Linked Loan Principles, and (iv) the receipt by the Administrative Agent of executed signature pages and consents to such ESG Amendment from the Borrowers, the Administrative Agent and Lenders comprising at least the Required Lenders. Upon the effectiveness of any such ESG Amendment, based on the Borrower’s performance against the KPI Metrics and SPTs, certain adjustments (increase, decrease or no adjustment) (such adjustments, the “ESG Applicable Rate Adjustments”) to the otherwise applicable Applicable Margin (whether based on the Leverage-Based Applicable Margin or the Ratings-Based Applicable Margin) may be made; provided that (x) the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease or an increase of more than three (3) basis point (0.03%) in the Applicable Margin during any fiscal year, which pricing adjustments shall be applied in accordance with the terms as further described in the ESG Pricing Provisions and (y) in no event shall any Applicable Margin be less than zero (the provisions of this proviso, the “Sustainability Adjustment Limitations”). For the avoidance of doubt, the ESG Applicable Rate Adjustments shall not be cumulative year-over-year and shall only apply until the date on which the next adjustment is due to take place. The KPI Metrics, the Borrower’s performance against the KPI Metrics, and any related ESG Applicable Rate Adjustments resulting therefrom, will be determined based on certain Borrower certificates, reports and other documents, in each case, setting forth the KPI Metrics in a manner that is aligned with the Sustainability Linked Loan Principles, including with respect to the selection, setting, calculation, certification and measurement thereof. Following the effectiveness of an ESG Amendment, any modification to the ESG Pricing Provisions shall be subject only to the consent of the Borrower, the Administrative Agent and the Required Lenders so long as such modification does not have the effect of (1) increasing or decreasing the Sustainability Adjustment Limitations set forth in the ESG Amendment or (2) reducing any Applicable Margin to less than zero.
(b)    The Borrower, the Sustainability Structuring Agent, the Administrative Agent and the Lenders agree that neither the Loans nor the Commitments are, nor shall be, a deemed sustainability-linked loan unless and until the effectiveness of any ESG Amendment. Prior to the effectiveness of an ESG Amendment, the Borrower will not publish any materials or statements (including on any website of the Borrower, in the financial statements or annual reports of the Borrower or in any press release or public announcement issued by the Borrower) which refer to this Agreement being a sustainability-linked loan.
(c)    Other than (i) increasing or decreasing the Sustainability Adjustment Limitations or (ii) reducing any Applicable Margin to less than zero, this Section 1.17 shall supersede any other clause or provision in this Agreement to the contrary, including any provision of Section 12.13.
(d)    Each party hereto agrees the neither the Sustainability Structuring Agent nor the Administrative Agent (x) makes any assurances with regard to environmental or social impact and sustainability performance or that the characteristics of the relevant KPI Metrics or SPTs (including any environmental, social and sustainability criteria or any computation methodology) meet any industry standards for sustainability-linked credit facilities, (y) shall have any duty to ascertain, inquire into or otherwise independently verify any such information, or (z) shall have any responsibility for (or be liable for) the completeness or accuracy of any such information.
Section 2.    Fees.
    (a)    Unused Line Fee and Facility Fee.
    (i)    Unused Line Fee Prior to Investment Grade Pricing Effective Date. ~~Prior~~Commencing with the Second Amendment Effective Date but prior to the Investment Grade Pricing Effective Date, the Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Percentages an unused line fee at a rate per annum equal to (x) 0.15% if the actual daily Unused Commitments are less than or equal to 50% of the Commitments then in effect and (y) 0.25% if the actual daily Unused Commitments are greater than 50% of the Commitments then in effect (in each case, computed on the basis of a year of 360 days and the actual number of days elapsed) and determined based on the actual daily Unused Commitments during such previous quarter. Such unused line fee shall be payable quarterly in arrears on the last day of each Fiscal Quarter in each Fiscal Year and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the unused line fee for the period to the date of such termination in whole shall be calculated and paid on the date of such termination; provided that, for the first June 30th ending after the Fiscal Year Change Date, such unused line fee shall be in arrears for the two months then ended.
    (ii)    Facility Fee After Investment Grade Pricing Effective Date. On and after the Investment Grade Pricing Effective Date, the Borrower agrees to pay to the Administrative Agent for the account of the Lenders (other than a Defaulting Lender for such period of time as such Lender is a Defaulting Lender) in accordance with their respective Percentages a facility fee equal to an aggregate amount computed on a daily basis by multiplying the Facility Fee Percentage applicable to such day, calculated as a per diem rate, times the aggregate Commitment (excluding Commitments of Defaulting Lenders). The facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, and on any earlier date on which the Commitments shall be reduced or shall terminate as provided in Section 1.12, with a final payment on the Termination Date.
    (b)    Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 1.3 hereof, the Borrower shall pay to the L/C Issuer for its own account a fronting fee equal to 0.25% of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each Fiscal Quarter in each Fiscal Year, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Percentages, a letter of credit fee (the “L/C Participation Fee”) at a rate per annum equal to the Applicable Margin for SOFR Loans (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter; provided that, for the first June 30th ending after the Fiscal Year Change Date, such letter of credit fee shall be in arrears for the two months then ended with respect to the daily average face amount of Letters of Credit outstanding during such two months then ended. In addition, the Borrower shall pay to the L/C Issuer for its own account the L/C Issuer’s customary issuance, drawing, negotiation, amendment, cancellation, assignment, and other administrative fees for each Letter of Credit as established by the L/C Issuer from time to time.
    (c)    Administrative Agent and Other Fees. The Borrower shall pay to the Administrative Agent, for its own account and for the account of the Lenders, as applicable, the fees agreed to between the Administrative Agent and the Borrower in (i) a third amended and restated fee letter dated September 7, 2021 and (ii) an amendment fee letter dated July 8, 2024, or as otherwise agreed to in writing between the Borrower and the Administrative Agent. The Borrower shall pay (i) to Bank of America, N.A., for its own account, the fees agreed to between Bank of America, N.A. and the Borrower in that certain fee letter dated September 3, 2021, or as otherwise agreed to in writing between the Borrower and Bank of America, N.A., and (ii) to PNC Bank, National Association and PNC Capital Markets LLC for their own account, the fees agreed to between PNC Bank, National Association, PNC Capital Markets LLC, and the

Borrower in that certain fee letter dated August 30, 2021, or as otherwise agreed to in writing among PNC Bank, National Association, PNC Capital Markets LLC, and the Borrower. The Borrower shall pay to the Sustainability Structuring Agent, for its own account, any and all fees agreed to in writing between the Borrower and the Sustainability Structuring Agent.
Section 3.    Place and Application of Payments.
    Section 3.1.    Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 1:00 p.m. (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), for the benefit of the Lender(s) or L/C Issuer entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement; provided, that if the Administrative Agent does not distribute such funds to the Lenders on the date the Administrative Agent receives (or is deemed to receive) payment from the Borrower, the Administrative Agent shall promptly thereafter distribute such funds together with interest thereon in respect of each day during the period commencing on the date such payment from the Borrower was received by the Administrative Agent (or the date the Administrative Agent was deemed to receive such payment) and ending on (but excluding) the date the Administrative Agent distributes such funds to the Lenders, at a rate per annum equal to the Federal Funds Rate for each such day; provided, further, that the Borrower’s payment obligations shall be satisfied upon and to the extent of the payment being made in the first and third sentences of this Section 3.1, without regard to any action or inaction by the Administrative Agent with respect to the proceeds of any such payment. If the Administrative Agent causes amounts to be distributed to the Lenders in reliance upon the assumption that the Borrower will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day.
    Section 3.2.    Post-Acceleration Waterfall. Anything contained herein to the contrary notwithstanding (including, without limitation, Section 1.8(b) hereof), all payments and collections received in respect of the Obligations and all payments under or in respect of the

Guaranties received, in each instance, by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:
    (a)    first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Borrower has agreed to pay the Administrative Agent under Section 12.15 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);
    (b)    second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
    (c)    third, to the payment of principal on the Loans, unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 9.4 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and L/C Issuer and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
    (d)    fourth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and the Guarantors evidenced by the Loan Documents and Bank Product Obligations to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and
    (e)    finally, to the Borrower or whoever else may be lawfully entitled thereto.
Section 4.    Guaranties.
    Section 4.1.    Guaranties. The payment and performance of the Obligations, Hedging Liability, and Bank Product Obligations shall at all times be guaranteed by (i) the Parent, the General Partner and each wholly-owned Subsidiary (that is a U.S. Person) of the Borrower that owns an Unencumbered Asset Pool Property and (ii) any other Person that is or becomes a guarantor under any Unsecured Ratable Debt, in each case pursuant to Section 13 hereof or pursuant to one or more guaranty agreements in form and substance reasonably acceptable to the Administrative Agent, as the same may be amended, modified or supplemented from time to time (individually a “Guaranty” and collectively the “Guaranties”; and the Parent, the General Partner, each such wholly-owned Subsidiary, and each such Person executing and delivering this Agreement as a Guarantor or any such separate Guaranty (including any Other Guarantor) being referred to herein as a “Guarantor” and collectively the “Guarantors”) and such that, after giving effect to clause (ii) above, the Obligations shall rank at least pari passu in payment priority with such Unsecured Ratable Debt.
    Section 4.2.    Further Assurances. In the event the Borrower desires to include any additional Eligible Property in the Unencumbered Asset Pool Value after the ~~Closing~~Second Amendment Effective Date, to the extent that such Eligible Property is not owned by the Borrower or by an existing Guarantor, as a condition to the inclusion of such Eligible Property in the Unencumbered Asset Pool Value, the Borrower shall cause the Subsidiary which owns such Eligible Property to execute a Guaranty or an Additional Guarantor Supplement in substantially the form of Exhibit G attached hereto (the “Additional Guarantor Supplement”) as the Administrative Agent may then require, and the Borrower shall also deliver to the Administrative Agent, or cause such Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith (including, for the sake of clarity, those items set forth in Section 7.3 hereof). In addition, in the event the Borrower incurs any Unsecured Ratable Debt with respect to which a guarantor (an “Other Guarantor”) of such Unsecured Ratable Debt is not already a Guarantor hereunder, then the Borrower shall concurrently with the incurrence of such Unsecured Ratable Debt cause such Other Guarantor to execute an Additional Guarantor Supplement, and the Borrower shall also deliver to the Administrative Agent, or cause such Other Guarantor to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions required by the Administrative Agent in connection therewith (including, for the sake of clarity, those items set forth in Section 7.3 hereof).
Section 5.    Definitions; Interpretation.
    Section 5.1.    Definitions. The following terms when used herein shall have the following meanings:
“1031 Cash Proceeds” means cash proceeds from the sale of Property in a transaction under Section 1031 of the Code held by a qualifying intermediary; provided, that, such proceeds shall cease to be 1031 Cash Proceeds as of the date thirty (30) days prior to the last day on which Borrower or the applicable Subsidiary can consummate a tax-deferred transaction under Section 1031 of the Code.
“Act” is defined in Section 12.24 hereof.
“Additional Guarantor Supplement” is defined in Section 4.2 hereof.
“Adjusted Daily Simple SOFR Rate” means, for any day, the per annum rate equal to the sum of (i) Daily Simple SOFR for such day plus (ii) 0.10% (10.0 basis points); provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement

“Adjusted EBITDA” means, at any date of its determination, an amount equal to (i) EBITDA for the most recently ended Rolling Period, minus (ii) the aggregate Annual Capital Expenditure Reserves.
“Adjusted Term SOFR” means, for any Interest Period, the per annum rate equal to the sum of (i) Term SOFR for such Interest Period plus (ii) 0.10% (10.0 basis points); provided that if the Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means Bank of Montreal, in its capacity as Administrative Agent hereunder, and any successor in such capacity pursuant to Section 11.7 hereof.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” is defined in Section 1.13 hereof.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 10% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 10% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.
“Agreement” means this Third Amended and Restated Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms hereof.
“Annual Capital Expenditure Reserve” means, as at any date of determination with respect to any Real Property on which the lease of such Real Property does not require the Tenant to pay for all capital expenditures, an amount equal to the sum of (i) for any Real Property that is not a multifamily residential property and is not leased on a triple net basis, an amount equal to the product of (x) $0.25 multiplied by (y) the aggregate net rentable area, determined on a square footage basis of such Real Property, plus (ii) for any Real Property that is a multifamily residential property, an amount equal to the product of (x) $250 multiplied by (y) the number of units in such Real Property.
“Anti-Corruption Law” means all laws, rules, and regulations of any jurisdiction applicable to a Loan Party or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Patriot Act.
“Applicable Margin” means, on any date, with respect to Loans, Reimbursement Obligations, and letter of credit fees payable under Section 2 hereof: (i) prior to the Investment Grade Pricing Effective Date, the Leverage-Based Applicable Margin applicable thereto in effect at such time and (ii) at any time on and after the Investment Grade Pricing Effective Date, the Ratings-Based Applicable Margin applicable thereto in effect at such time.
For purposes hereof, the term “Pricing Date” means, for any Fiscal Quarter of the Borrower ending on or after ~~September~~June 30, ~~2021~~2024, the date on which the Administrative Agent is in receipt of the Borrower’s most recent Compliance Certificate and financial statements (and, in the case of the year-end financial statements, audit report) (the “Borrower Information”) for the Fiscal Quarter then ended, pursuant to Section 8.5 hereof. The Applicable Margin shall be established based on the Consolidated Leverage Ratio for the most recently completed Fiscal Quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If (a) an Event of Default exists or (b) the Borrower has not delivered the Borrower Information by the date the same is required to be delivered under Section 8.5 hereof, then, at the request of the Required Lenders, until such Event of Default no longer exists or such Borrower Information is delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level IV shall apply); provided, the Administrative Agent will provide notice to Borrower when such highest Applicable Margin goes into effect. If the Borrower subsequently delivers such Borrower Information before the next Pricing Date, the Applicable Margin established by such late delivered Borrower Information shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such Borrower Information shall be in effect from the Pricing Date that occurs immediately after the end of the Fiscal Quarter covered by such Borrower Information until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined. The parties understand that the Applicable Margin set forth herein shall be determined and may be adjusted from time to time based upon the Borrower Information. If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including, without limitation, because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent and the Lenders, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then such Applicable Margin for such period shall be automatically recalculated using the correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay within five (5) Business Days of receipt of such written notice such additional interest or fees due to the Administrative Agent, for the account of each Lender holding Commitments and Loans at the time the additional interest and fee payment is received. Any recalculation of the Applicable Margin required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s or any Lender’s other rights under this Agreement.

If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including, without limitation, because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent and the Lenders, and if the applicable interest rate or fees calculated for any period were higher than they should have been had the correct information been timely provided, then neither the Administrative Agent nor any Lender shall be required to refund or return any portion of such interest or fee.
“Application” is defined in Section 1.3(b) hereof.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means BMO Capital Markets Corp., BofA Securities, Inc., and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Book Runners.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.12 hereof), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.
“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2 hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 10.2(b)(iv).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United

Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Products” means each and any of the following bank products and services provided to any Loan Party by any Lender or any of its Affiliates: (a) credit or charge cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, and (c) depository, cash management, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Bank Product Obligations” of the Borrower and the Guarantors means any and all of their obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.
“Bankruptcy Event” means, with respect to any Person, any event of the type described in clause (j) or (k) of Section 9.1 hereof with respect to such Person.
“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate as in effect on such day (it being acknowledged and agreed that such rate may not be the Administrative Agent’s best or lowest rate), (b) the sum of (i) the Federal Funds Rate for such day, plus (ii) 0.50%, or (c) the sum of (i) Adjusted Term SOFR for a one-month tenor as published two (2) U.S. Government Securities Business Days prior to such day plus (ii) 1.00%. Any change in the Base Rate due to a change in the prime rate, the Federal Funds Rate or Adjusted Term SOFR, as applicable, shall be effective from and including the effective date of the change in such rate. If the Base Rate is being used as an alternative rate of interest pursuant to Section 10.2, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above, provided that if the Base Rate as determined above shall ever be less than the Floor, then Base Rate shall be deemed to be the Floor.
“Base Rate Loan” means a Loan bearing interest at the Base Rate.
“Benchmark” means, initially, the Term SOFR Reference Rate or the Adjusted Daily Simple SOFR Rate, as applicable; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate, the Adjusted Daily Simple SOFR Rate, as applicable or the then-current Benchmark, as applicable, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 10.2(b).
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined for the applicable Benchmark Replacement Date.
    (a)    the Adjusted Daily Simple SOFR Rate; or

    (b)    the sum of (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
    (a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
    (b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
    (a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
    (b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
    (c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or do not, or as a specified future date will not be representative or, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.2(b) and (b) ending at the time that a Benchmark

Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.2(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Administrative Agent.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” is defined in the introductory paragraph of this Agreement.
“Borrower Materials” is defined in Section 8.5 hereof.
“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders on a single date and, in the case of SOFR Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit according to their Percentages of such Credit. A Borrowing is “advanced” on the day the Lenders (or the Administrative Agent, on behalf of the Lenders) advance funds comprising such Borrowing to the Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 1.6 hereof.
“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois.
“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.
“Capitalization Rate” means (a) 6.00% for apartment properties, and (b) 7.50% for all other Real Properties.
“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.
“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances subject to a first priority perfected security interest in favor of the

Administrative Agent or, if the Administrative Agent and each applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing within one (1) year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is fully insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System, and (g) investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (f) above.
“Change in Law” means the occurrence, after the ~~Closing~~Second Amendment Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Exchange Act), at any time of beneficial ownership of 35% or more of the outstanding Stock of the Parent on a fully-diluted basis, (b) the failure of individuals who are members of the board of directors (or similar governing body) of the Parent on the ~~Closing~~Second Amendment Effective Date (together with any new or replacement directors whose election or nomination for election was approved by a majority of the directors who were either directors on the ~~Closing~~Second Amendment Effective Date or whose election or nomination for election was previously so approved) to constitute a majority of the board of directors (or similar governing body) of the Parent, (c) a complete liquidation or dissolution of the Parent, (d) the failure of the Parent to own 100% of the Stock of the General Partner, (e) the failure of the General Partner to own at least 60% of the Stock of the Borrower, or (f) the failure of the General Partner to be the sole general partner of the Borrower.
“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 7.2 hereof shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.
“Collateral Account” is defined in Section 9.4(b) hereof.
“Commitment” means, as to any Lender, the obligation of such Lender to make Loans and to participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower, the Administrative Agent and the Lenders acknowledge and agree that the Commitments of the Lenders, in the aggregate, are equal to $250,000,000 on the ~~Closing~~Second Amendment Effective Date.
“Commitment Amount Increase” is defined in Section 1.15 hereof.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” is defined in Section 8.5 hereof.
“Conforming Changes” means with respect to either the use or administration of Term SOFR, the Adjusted Daily Simple SOFR Rate, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.
“Consolidated Leverage Ratio” means, as at any date of determination, the ratio of (i) Total Indebtedness as of such date to (ii) Total Asset Value as of such date.
“Consolidated Secured Leverage Ratio” means, as at any date of determination, the ratio of (i) Total Secured Indebtedness as of such date to (ii) Total Asset Value as of such date.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.
“Credit” means the credit facility for making Loans and issuing Letters of Credit described in Sections 1.1 and 1.3 hereof.
“Credit Event” means the advancing of any Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.
“Credit Rating” means, with respect to any Person, the rating assigned by a rating agency to the senior, unsecured, non-credit enhanced long term Indebtedness of such Person.
“Current Unencumbered Asset Pool Properties” means, collectively, all Real Property listed on Schedule 1.1 and “Current Unencumbered Asset Pool Property” means any of such Real Property.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum equal to Term SOFR Reference Rate for the day (the “SOFR Determination Date”) that is two (2) U.S. Government Securities Business Days prior to such SOFR Rate Day as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any SOFR Rate Day the Term SOFR Reference Rate has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Daily Simple SOFR will be the Term SOFR

Reference Rate as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such SOFR Rate Day. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.
“Daily Simple SOFR Loan” means a Loan bearing interest based on the Adjusted Daily Simple SOFR Rate.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Debt Service” means, with reference to any period, the sum of (a) Interest Expense for such period and (b) scheduled principal amortization paid on Total Indebtedness for such period (exclusive of (x) any balloon payments or prepayments of principal paid on such Total Indebtedness, (y) principal amortization paid on any Indebtedness paid in full with proceeds of the initial Loans on or about the Closing Date and (z) principal amortization paid on any Indebtedness paid in full on or about the date on which the Borrower complies with Section 8.25 hereof).
“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.
“Defaulting Lender” means, subject to Section 1.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has,

or has a direct or indirect parent company that has, at any time after the ~~Closing~~Second Amendment Effective Date (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 1.14(b) hereof) upon delivery of written notice of such determination to the Borrower, the L/C Issuer and each Lender.
“Development Assets” means (a) any Real Property as to which construction of the associated or contemplated improvement has commenced (either new construction or substantial renovation) but has not yet been completed such that a certificate of occupancy (or the local equivalent) for a substantial portion of the intended improvements has not yet been issued, or (b) any Real Property as to which a project has been completed, until the earlier to occur of (i) such Real Property achieving an Occupancy Rate of at least 80% and (ii) one (1) year after completion of such project.
“EBITDA” means, for any period, determined on a consolidated basis of the Parent and its Subsidiaries in accordance with GAAP (subject to the proviso below), net income (or loss) for such period plus, without duplication and to the extent included as an expense in the calculation of net income (or loss) for such period, the sum of (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense (including any interest or penalties related to the foregoing); and (iv) extraordinary, unrealized, or non-recurring losses, including impairment charges and reserves; minus, without duplication and to the extent included in the calculation of net income (or loss) for such period, (a) funds received by the Borrower or a Subsidiary as rent but which are reserved for capital expenses; (b) extraordinary or unrealized gains on the sale of assets; (c) income tax benefits; and (d) interest income; provided, however, that, with respect to any Joint Venture, EBITDA shall be calculated based on that portion of foregoing income, add-backs and deductions allocated to such Person based on such Person’s percentage ownership interest held in such Joint Venture.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Commitment, the L/C Issuer as provided for in Section 12.12 hereof, and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld, conditioned or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Parent, the General Partner, the Borrower, any Subsidiary or any other Affiliate of a Loan Party, any Subsidiary or any Defaulting Lender.
“Eligible Property” means, as of any Unencumbered Asset Pool Determination Date, any Real Property which satisfies the following conditions:
    (a)    at least eighty percent (80%) of such Real Property is owned in fee simple, individually or collectively, by the Borrower or a wholly-owned Subsidiary of the Borrower that is a Guarantor;
    (b)    [reserved];
    (c)    (i) neither the Parent’s nor the Borrower’s, as applicable, beneficial ownership interest in the Borrower or such Guarantor, as applicable, nor the Real Property is subject to any Lien (other than Permitted UAP Liens or Liens in favor of the Administrative Agent and any Noteholders (any Liens granted to any Noteholders must be simultaneously granted to the Administrative Agent (on behalf of the Lenders) as security for the Obligations and rank pari passu in priority with such Noteholders’ Liens (and, if required by the Required Lenders, be subject to an acceptable intercreditor agreement,))) or to any negative pledge (other than the negative pledge set forth herein, in the Treasury Management Line, or in agreements evidencing Unsecured Ratable Debt or a Material Credit Facility as provided for herein), (ii) the Borrower or the applicable Guarantor has the unilateral right to sell, transfer or otherwise dispose of such Real Property and to create a Lien on such Real Property as security for Indebtedness (other than restrictions imposed by the negative pledge set forth herein, in the Treasury Management Line, or in agreements evidencing Unsecured Ratable Debt or a Material Credit Facility as provided for herein), and (iii) if the Real Property is owned by a Subsidiary, such Subsidiary shall have either executed this Agreement as a Guarantor or shall have delivered to the Administrative Agent (A) an Additional Guarantor Supplement or a separate Guaranty pursuant to Section 4.2 hereof, and (B) each of the documents required by Section 7.3 hereof;

    (d)    such Real Property has an Occupancy Rate of at least 70%;
    (e)    such Real Property, to the applicable Loan Party’s actual knowledge, is free of all material structural defects or major architectural deficiencies, material title defects, material environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Real Property;
    (f)    Tenants of such Real Property under Significant Leases, if any, are no more than 60 days in arrears on base rental or other similar payments due under their applicable Significant Leases;
    (g)    such Real Property is an operating multifamily residential property located in the contiguous United States; and
    (h)    if such Real Property is owned in a tenancy-in-common structure, such Real Property (i) is subject to a TIC Agreement and Management Agreement, each in form and substance acceptable to the Administrative Agent, including, without limitation, that management of such Real Property shall be controlled solely by the Borrower or any other Loan Party, and with respect to which there do not exist any defaults, events of default or events which, with the passage of time or the giving of notice, would constitute a default or event of default and (ii) is not the subject of any proceeding at law or in equity to have such Real Property partitioned, including without limitation, the filing of a complaint in connection therewith.
“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, investigative, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, investigation, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, costs of compliance, penalties or indemnities), of any Loan Party or any Subsidiary of a Loan Party directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other legally enforceable consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.
“ESG” shall have the meaning assigned in Section 1.17.
“ESG Amendment” shall have the meaning assigned in Section 1.17.
“ESG Applicable Rate Adjustments” shall have the meaning assigned in Section 1.17.
“ESG Pricing Provisions” shall have the meaning assigned in Section 1.17.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” means any event or condition identified as such in Section 9.1 hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 1.13 hereof) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 12.1 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 12.1(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Extension Fee” means an extension fee payable by the Borrower to the Administrative Agent for the ratable benefit of the Lenders as a condition to the extension of the Termination Date pursuant to Section 1.16 hereof in an amount equal to 0.075% of the Commitments then in effect.
“Extended Termination Date” is defined in Section 1.16 hereof.
“Facility Fee Percentage” means the percentage set forth in the table in the definition of the term “Ratings-Based Applicable Margin” corresponding to the level at which the Ratings-Based Applicable Margin is determined in accordance with the definition thereof. Any change in the applicable level at which the Leverage-Based Applicable Margin is determined shall result in a corresponding and simultaneous change in the Facility Fee Percentage.
“FATCA” means Sections 1471 through 1474 of the Code, as of the ~~Closing~~Second Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b) of the Code.
“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§78dd-1, et seq.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided that in no event shall the Federal Funds Rate be less than the Floor.
~~“First Amendment Effective Date” means May 31, 2023.~~
“Fiscal Quarter” means (each of the three-month periods ending on March 31, June 30, September 30 and December 31.
“Fiscal Year” means each twelve-month period ending on December 31st.

“Fiscal Year Change Date” means May 1st in any calendar year in which the Borrower elects pursuant to Section 8.15 to adjust its Fiscal Year from a twelve-month period ending on April 30th to a twelve-month period ending on December 31st.
“Fixed Charge Coverage Ratio” means, as at any date of determination, the ratio of (i) Adjusted EBITDA for the Rolling Period then ended to (ii) Fixed Charges for such Rolling Period.
“Fixed Charges” means, with reference to any Rolling Period, (a) Debt Service for such period, plus (b) cash income taxes paid during such period, plus (c) dividends on preferred equity made during such period (exclusive of dividends paid on preferred equity that is redeemed on or about the ~~Closing~~Second Amendment Effective Date), plus (d) payments of base rent under Ground Leases made during such period, unless such payments are deducted from Property NOI and EBITDA; provided, that, Fixed Charges shall not include non-cash charges from the amortization of upfront fees paid in connection with the closing of the Prior Credit Agreement and this Agreement.
“Floor” means the rate per annum of interest equal to 0.00%.
“Foreign Lender” means a Lender that is not a U.S. Person.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any L/C Issuer, such Defaulting Lender’s Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
“GAAP Change” is defined in Section 5.3 hereof.
“General Partner” means Centerspace, Inc., a North Dakota corporation.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Ground Lease” means a ground lease of real Property.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantor” and “Guarantors” are defined in Section 4.1 hereof.
“Guaranty” and “Guaranties” are defined in Section 4.1 hereof.
“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous, toxic, or a pollutant and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous,” “toxic,” or a “pollutant” or words of like import pursuant to an Environmental Law.
“Hazardous Material Activity” means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.
“Hedging Liability” means the amounts, obligations and liabilities of the Borrower or any Guarantor under any Hedging Agreement to any Person that is a Lender under this

Agreement, or any Affiliate of such Lender, at the time the Borrower or such Guarantor, as the case may be, enters into such Hedging Agreement with such Lender or its Affiliates (whether or not such Lender remains a Lender hereunder), whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all amendments, restatements, supplements, renewals, extensions and modifications thereof and substitutions therefor).
“Included Development Asset” means a Development Asset as to which all currently intended phases of the project have been completed and which first reaches 70% occupancy during the one (1) year period after completion of all such phases of such project. For the avoidance of doubt, no Development Asset purchased by any Loan Party at or around or substantially contemporaneously with the issuance of a certificate of occupancy (or the local equivalent) for such project shall be an Included Development Asset.
“Indebtedness” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including as evidenced by bonds, debentures, notes, loan agreements and other similar instruments), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (c) all Capitalized Lease Obligations of such Person, (d) all direct or contingent obligations of such Person on or with respect to letters of credit, bankers’ acceptances, bank guarantees, surety bonds and other similar extensions of credit whether or not representing obligations for borrowed money, (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of Permitted Convertible Indebtedness or disqualified stock, (f) guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (e) above, (g) the negative mark-to-market value of interest rate swaps, and (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, but limited to the lesser of (1) the fair market value of the Property subject to such Lien and (2) the aggregate amount of the obligations so secured.
“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Initial Unencumbered Asset Pool Properties” means, collectively, the Real Property listed on Schedule 1.1 as of the Closing Date and “Initial Unencumbered Asset Pool Property” means any of such Real Property.
“Interest Expense” means, with respect to a Person for any period of time, the interest expense whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period. Interest Expense shall exclude any amortization of (i) deferred financing fees, including the write-off of such fees relating to the early retirement of the related Indebtedness, and (ii) debt discounts (but only to the extent such discounts do not exceed 3.0% of the initial face principal amount of such Indebtedness).

“Interest Payment Date” means (a) with respect to any SOFR Loan, the last day of each Interest Period with respect to such SOFR Loan and, if the applicable Interest Period is longer than (3) three months, each day occurring every three (3) months after the commencement of such Interest Period, (b) with respect to any Base Rate Loan or Daily Simple SOFR Loan, the last day of every Fiscal Quarter and (c) with respect to any SOFR Loan, Daily Simple SOFR Loan and/or any Base Rate Loan, the Termination Date.
“Interest Period” means the period commencing on the date a Borrowing of SOFR Loans is advanced, continued, or created by conversion and ending 1, 3, or 6 months thereafter, provided, however, that:
    (i)    no Interest Period shall extend beyond the Termination Date;
    (ii)    whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of SOFR Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and
    (iii)    for purposes of determining an Interest Period for a Borrowing of SOFR Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.
“Investment Grade Credit Rating” means, with respect to the Parent or the Borrower, a Credit Rating of at least BBB- by S&P or Baa3 by Moody’s, and such rating shall not be accompanied by (a) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof, or (b) in the case of Moody’s, a negative outlook, a review for possible downgrade or the equivalent thereof.
“Investment Grade Pricing Effective Date” means the first Business Day following the later of the date on which (a) the Investment Grade Credit Rating has been satisfied and (b) the Borrower has delivered to the Administrative Agent (and the Administrative Agent shall promptly provide a copy of such notice to the Lenders) a certificate signed by an Authorized Representative of the Borrower (i) certifying that the Investment Grade Credit Rating has been satisfied (which certification shall also set forth the Credit Rating(s) as in effect, if any, from each of S&P and Moody’s as of such date) and (ii) notifying the Administrative Agent that the Borrower has irrevocably elected to have the Ratings-Based Applicable Margin apply to the pricing of the Loans.
“Investments” is defined in Section 8.8 hereof.

“Joint Venture” means any Person that is not a Subsidiary and in which any Loan Party or a Subsidiary of a Loan Party owns, directly or indirectly, any Stock.
“KPI Metrics” shall have the meaning assigned in Section 1.17.
“Land Assets” means any Real Property that is raw or undeveloped land (other than improvements that are not material and are temporary in nature) and which is not a Development Asset and which does not generate rental revenues under a Ground Lease.
“L/C Issuer” means BMO Bank N.A. (f/k/a BMO Harris Bank N.A.), in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 1.3(h) hereof and any other Lender designated by the Borrower and approved in writing by the Administrative Agent in its sole discretion.
“L/C Obligations” means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.
“L/C Participation Fee” is defined in Section 2(b) hereof.
“L/C Sublimit” means $10,000,000, as such amount may be reduced pursuant to the terms hereof.
“Lease” means each existing or future lease, sublease (to the extent of any property owner’s rights thereunder), license, or other similar agreement under the terms of which any Person has or acquires any right to occupy or use any Real Property or any part thereof, or interest therein, as the same may be amended, supplemented or modified.
“Legal Requirement” means any treaty, convention, statute, law, common law, rule, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority, whether federal, state, or local.
“Lender” means a lender hereunder with a Commitment including each assignee Lender pursuant to Section 12.12 hereof.
“Lending Office” is defined in Section 10.6 hereof.
“Letter of Credit” is defined in Section 1.3(a) hereof.
“Leverage Ratio Increase Period” is defined in Section 8.20(a).
“Leverage-Based Applicable Margin” means the applicable percentage rate as set forth below based on the ratio of the Total Indebtedness to the Total Asset Value:

Pricing Level	Total Leverage Ratio	Leverage-Based Applicable Margin for SOFR Loans and L/C Participation Fee	Leverage-Based Applicable Margin for Base Rate Loans	Leverage-Based Applicable Margin for Daily Simple SOFR Loans
I	Less than or equal to ~~40~~35%	~~1.25%~~1.20%	~~0.25%~~0.20%	~~1.25%~~1.20%
II	Greater than ~~40~~35% but less than or equal to ~~45~~40%	~~1.35%~~1.25%	~~0.35%~~0.25%	~~1.35%~~1.25%
III	Greater than ~~45~~40% but less than or equal to ~~50~~45%	~~1.45%~~1.35%	~~0.45%~~0.35%	~~1.45%~~1.35%
IV	Greater than ~~50~~45% but less than or equal to ~~55~~50%	~~1.55%~~1.45%	~~0.55%~~0.45%	~~1.55%~~1.45%
V	Greater than 50% but less than or equal to 55%	1.55%	0.55%	1.55%
~~V~~VI	Greater than 55%	1.80%	0.80%	1.80%
The initial Leverage-Based Applicable Margin shall be at Pricing Level II. The Leverage-Based Applicable Margin shall not be adjusted based upon such ratio, if at all, until the first day of the first month following the delivery by the Borrower to the Administrative Agent of the Compliance Certificate after the end of a calendar quarter. In the event that the Borrower shall fail to deliver to the Administrative Agent a quarterly Compliance Certificate on or before the date required by Section 8.5(c), then, without limiting any other rights of the Administrative Agent and the Lenders under this Agreement, the Leverage-Based Applicable Margin shall be at Pricing Level V until such failure is cured within any applicable cure period, or waived in writing by the Required Lenders, in which event the Leverage-Based Applicable Margin shall adjust, if necessary, on the first day of the first month following receipt of such Compliance Certificate.
In the event that the Administrative Agent or the Borrower determines that any financial statements previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Leverage-Based Applicable Margin for any period (an “Applicable Period”) than the Leverage-Based Applicable Margin applied for such Applicable Period, then (a) the Borrower shall as soon as practicable deliver to the Administrative Agent the corrected financial statements for such Applicable Period, (b) the Leverage-Based Applicable Margin shall be determined as if the Pricing Level for such higher Leverage-Based Applicable Margin were applicable for such Applicable Period, and (c) the Borrower shall within three (3) Business Days of demand thereof by the Administrative

Agent pay to the Administrative Agent the accrued additional amount owing as a result of such increased Leverage-Based Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement.
“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.
“Loan” means any Loan (as defined in Section 1.1 hereof), whether outstanding as a Base Rate Loan, Daily Simple SOFR Loan, or SOFR Loan or otherwise, each of which is a “type” of Loan hereunder.
“Loan Party” means each of the Borrower and each Guarantor.
“Loan Documents” means this Agreement, the Notes (if any), the Applications, the Guaranties, if any, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith, excluding Hedging Agreements.
“Management Agreement” means an agreement with respect to the management of a Property that is owned in a tenancy-in-common structure.
“Material Acquisition” means any acquisition or series of acquisitions by the Parent or its Subsidiaries in which the aggregate purchase price of all assets (including any equity interests) acquired pursuant thereto exceeds ten percent (10%) of Total Asset Value as of the last day of the then most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 8.5 hereof.
“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the business condition (financial or otherwise) or Property of the Parent and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower or any Guarantor to perform its obligations under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder.
“Material Credit Facility” means, as to the Loan Parties and their Subsidiaries, any agreement(s) creating or evidencing:
    (a)     Unsecured Ratable Debt existing as of the ~~Closing~~Second Amendment Effective Date,
    (b)     Other Recourse Debt in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency) which is entered into on or after the ~~Closing~~Second Amendment Effective Date by the Borrower or any Guarantor or in

respect of which the Borrower or any Guarantor is an obligor or otherwise provides a guarantee or other credit support or
    (c)     Unsecured Ratable Debt in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency) which is entered into on or after the ~~Closing~~Second Amendment Effective Date by any Loan Party or any Subsidiary, or in respect of which any Loan Party or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support;
provided that, at no time shall the Treasury Management Line be a “Material Credit Facility”.
“MFFO” means the Parent’s “Modified Funds From Operations” as such term is defined in and determined in accordance with the Investment Program Association’s Practice Guideline 2013-01, dated as of April 29, 2013, as modified from time to time.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion except as otherwise provided for herein.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereof.
“Mortgage Receivable” means the principal amount of an obligation owing to the Borrower or any Subsidiary of the Borrower that is secured by a mortgage, deed of trust, deed to secure debt or other similar security interest made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness of which (x) Borrower or other Subsidiary is the holder and retains the rights of collection of all payments thereunder, and (y) the mortgagor or grantor with respect to such Mortgage Receivable is not delinquent sixty (60) days or more in interest or principal payments due thereunder.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Wholly Owned Unencumbered Asset Pool Property” means an Unencumbered Asset Pool Property that is not one hundred percent (100%) owned in fee simple, individually or collectively, by the Borrower or a Guarantor.
“Note” and “Notes” are defined in Section 1.10 hereof.
“Noteholders” means the holders of any series of notes or other Indebtedness issued under or in connection with Unsecured Ratable Debt.
“NYRFB” means the Federal Reserve Bank of New York.

“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any Guarantor arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.
“Occupancy Rate” means (a) for any Real Property that is not a multifamily residential property and is not leased on a triple net basis, the percentage of the aggregate net rentable area, determined on a square footage basis, of such Real Property leased by Tenants pursuant to bona fide Leases and (b) for any Real Property that is a multifamily residential property, the percentage of units leased by Tenants pursuant to bona fide Leases, in each case of clause (a) and (b) above, which Tenants are not subject to a then continuing Bankruptcy Event, or if subject to a then continuing Bankruptcy Event (i) the trustee in bankruptcy of such Tenant shall have accepted and assumed such Lease or the Tenant shall be not more than 30 days in arrears on base rental or other similar payments due under the Leases; (ii) to the extent that the Tenant shall have filed, and the bankruptcy court shall have approved, the Tenant’s plan for reorganization, the Tenant shall be performing its obligations pursuant to the approved plan of reorganization; or (iii) the status of such Tenant’s Lease shall be otherwise reasonably acceptable to the Administrative Agent.
“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.
“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.
“Ordinary Dividend” is defined in Section 8.24(a) hereof.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Guarantor” is defined in Section 4.2 hereof.
“Other Recourse Debt” means, as at any date of determination, all Indebtedness (including the face amount of all outstanding letters of credit) which is recourse to, or has a deficiency guaranty provided by the Parent, the General Partner, the Borrower or any Subsidiary (directly or by a guaranty thereof, but without duplication), other than with respect to (i) the Loans and other Obligations, (ii) Unsecured Ratable Debt existing as of the ~~Closing~~Second Amendment Effective Date, and (iii) the Treasury Management Line. For the avoidance of doubt, (x) if any Indebtedness is partially guaranteed by the Parent, the General Partner, the Borrower or any Subsidiary, then solely the portion of such Indebtedness that is so guaranteed shall constitute Other Recourse Debt and (y) no Subsidiary that owns an Eligible Property included in the Unencumbered Asset Pool Value shall be a guarantor under Other Recourse Debt.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 1.13 hereof).
“Ownership Share” means with respect to any Property, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Property or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Property determined in accordance with the applicable provisions of the tenancy-in-common agreement, joint venture agreement or other applicable governing or management document of such Property.
“Parent” means CENTERSPACE (formerly known as Investors Real Estate Trust), a real estate investment trust, organized under the laws of North Dakota.
“Participating Interest” is defined in Section 1.3(e) hereof.
“Participating Lender” is defined in Section 1.3(e) hereof.
“Patriot Act” means the USA PATRIOT ACT (Title III of Pub. L. 107 56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.
“Percentage” means, for any Lender, the percentage of the Commitments represented by such Lender’s Commitment or, if the Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate principal amount of all Loans and L/C Obligations then outstanding.

“Permitted Convertible Indebtedness” means senior convertible or exchangeable debt securities of the Borrower, the General Partner or the Parent (a) that are unsecured, (b) that do not have the benefit of any Guarantee of any Subsidiary of the Parent, (c) that are not subject to any sinking fund or any prepayment, redemption or repurchase requirements, whether scheduled, triggered by specified events or at the option of the holders thereof (it being understood that none of (i) a “change in control” or “fundamental change” or similar put, (ii) a right to convert or exchange such securities into common stock of the Borrower, the General Partner or the Parent, cash or a combination thereof or (iii) an acceleration upon an event of default will be deemed to constitute such a sinking fund or prepayment, redemption or repurchase requirement) and (d) that are settled upon conversion or exchange by the holders thereof in cash or shares of common stock of the Borrower, the General Partner or the Parent or any combination thereof (including convertible securities that require payment of at least the principal thereof in cash upon a conversion or exchange).
“Permitted UAP Liens” means Liens set forth in clauses (a), (b), (d), (e), (g), (h), (i), (s) and (t) of the definition of Permitted Liens.
“Permitted Investments” means (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one (1) year of the date of issuance thereof, (b) investments in commercial paper with a Rating of at least P-1 by Moody’s and at least A-2 by S&P maturing within one (1) year of the date of issuance thereof; (c) investments in demand or time deposits, certificates of deposit or bankers acceptances of any Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one (1) year or less; (d) investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System; (e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c), and (d) above.
“Permitted Liens” means each of the following: (a) Liens (i) for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 8.3 or (ii) arising under ERISA or the Code with respect to any Plan not constituting an Event of Default under Section 9.1(h); (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than forty-five (45) days or that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, zoning restrictions, rights of way and other encumbrances on title to real property that do not materially and adversely affect the value of such real property or the use of such real property for its present purposes; (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business; (f) Liens in favor of the United States of America for amounts paid to the Borrower or any Guarantor as progress payments under government contracts entered into by it; (g) Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.1(g); (h) the rights of tenants or lessees under leases or subleases not interfering with the ordinary conduct of business of such Person; (i) Liens in favor of the Administrative Agent for its benefit and/or the benefit of the Lenders and the L/C Issuer; (j) Liens on Real Properties that are not Unencumbered Asset Pool Properties; (k) Liens existing on the ~~date hereof~~Second Amendment Effective Date and listed on Schedule 1.2 attached hereto; (l) Liens securing obligations in the nature of personal property financing leases for furniture, furnishings or similar assets, Capital Lease Obligations and other purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the obligations secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capital Leases; (m) Liens on insurance policies and the proceeds thereof securing the financing of the insurance premiums with respect thereto; (n) Liens that are contractual rights of setoff relating to the establishment of depositary relations with banks not given in connection with the issuance or incurrence of Indebtedness; (o) Liens in favor of collecting banks arising under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under Section 4-208 of the UCC; (p) Liens on assets of any Subsidiary of the Parent that is not a Loan Party securing Indebtedness or other obligations of such Subsidiary permitted to exist; (q) Liens consisting of an agreement to dispose of any property in a disposition permitted hereunder, in each case, solely to the extent such Lien relates solely to the property to be disposed and such disposition would have been permitted on the date of the creation of such Lien; (r) other Liens securing Indebtedness and other obligations not to exceed $5,000,000 in the aggregate at any time outstanding; ~~(s) Liens on Unencumbered Asset Pool Properties in existence on the Closing Date solely to the extent that the obligations secured by such Liens are discharged pursuant to and as described in the Closing Date Payoff Letters; and (t~~and (s) such other title and survey exceptions as the Administrative Agent has approved in writing in the Administrative Agent’s reasonable discretion.
“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or otherwise under which a member of the Controlled Group and at least one other employer that is not a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
“Platform” is defined in Section 12.8(b) hereof.
“Prepayment Premium” is defined in Section 1.8 hereof.
“Prior Credit Agreement” is defined in the Recitals hereof.
“Prior Term Loan” is defined in Section 1.10 hereof.
“Projections” is defined in Section 6.7 hereof.
“Property” or “Properties” means, as to any Person, all types of real (including the Real Property), personal, tangible, intangible or mixed property, including leasehold estates created by Ground Leases, owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP, including, as to any Subsidiary, any Real Property owned by it.
“Property Expenses” means, as at any date of determination, as to any Real Property, all expenses paid or accrued related to the ownership, operation or maintenance of such property, including but not limited to taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, Ground Lease payments, property management fees (as defined below) and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Real Property, but specifically excluding general overhead expenses of the Parent, the General Partner, Borrower or any Subsidiary, debt service charges, income taxes, depreciation, amortization, other non-cash expenses, and any extraordinary, non-recurring expense associated with any financing, merger, acquisition, divestiture or other capital transaction) for such period. As used herein, “property management fees” shall mean the greater of (x) actual property management fees with respect to such Real Property paid to a third party for such period, and (y) an amount equal to three percent (3%) of the gross rental revenues from such Real Property for such period.
“Property Income” means, as to any Real Property, cash rents (excluding non-cash straight-line rent) and other cash revenues received by the Borrower or any Subsidiary in the ordinary course for such Real Property, but excluding security deposits and prepaid rent except to the extent applied in satisfaction of applicable Tenants’ obligations for rent.
“Property NOI” means, with respect to any Real Property for any Rolling Period (without duplication) the aggregate amount of (i) Property Income for such period, minus (ii) Property Expenses for such period, minus (iii) the Annual Capital Expenditure Reserve for such Real Property on such date; provided however that if such Property is an Included Development Asset, for the Rolling Period commencing with the first full fiscal quarter in which occupancy of such Property reached 70%, Property NOI shall be computed on an annualized basis.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” is defined in Section 8.5 hereof.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Rating” means the debt rating provided by S&P or Moody’s with respect to the unsecured senior long-term non-credit enhanced debt of a Person.

“Ratings-Based Applicable Margin” means the applicable percentage rate as set forth below based on the Credit Rating of the Borrower or Parent:

Pricing Level	Credit Rating	SOFR Loans and L/C Participation Fee	Base Rate Loans	Daily Simple SOFR Loans	Facility Fee Percentage
I	At least A- or A3	0.725%	0.00%	0.725%	0.125%
II	At least BBB+ or Baa1	0.775%	0.00%	0.775%	0.15%
III	At least BBB or Baa2	0.85%	0.00%	0.85%	0.20%
IV	At least BBB- or Baa3	1.05%	0.05%	1.05%	0.25%
V	Below BBB-, Baa3 or unrated	1.40%	0.40%	1.40%	0.30%
Any change in the Credit Rating which would cause the Ratings-Based Applicable Margin and the Facility Fee Percentage to be determined with respect to a different level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 8.5(c) that the Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Credit Rating has changed. In the event of a split Credit Rating (i.e., the credit rating by one of the foregoing rating agencies is at a different level than the rating of any other rating agency), then the highest Credit Rating shall be the rating utilized; provided, that if there is more than one level difference between any ratings then the level that is one level above the lowest Credit Rating shall be the rating utilized. After the Investment Grade Pricing Effective Date, if the rating agencies do not rate the Borrower or assign Credit Ratings below BBB-/Baa3, the Applicable Margin and Facility Fee Percentage will be determined based on Pricing Level V.
“Real Property” or “Real Properties” means the real property owned by the Borrower or any of its Subsidiaries.
“Rescindable Amount” means any payment that Administrative Agent makes to any Lender, L/C Issuer or other Secured Party as to which Administrative Agent determines (in its sole and absolute discretion) that any of the following applies: (1) Borrower has not in fact made the corresponding payment to Administrative Agent; (2) Administrative Agent has made a payment in excess of the amount(s) received by it from Borrower either individually or in the aggregate (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) any L/C Issuer, as applicable.
“Reimbursement Obligation” is defined in Section 1.3(c) hereof.
“REIT” means a “real estate investment trust” in accordance with Section 856 of the Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.
“Relevant Governmental Body” means the FRB and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB and/or the Federal Reserve Bank of New York, or any successor thereto.
“Required Lenders” means, as at any date of determination, Lenders whose outstanding Loans, interests in Letters of Credit and Unused Commitments constitute more than 50% of the sum of the total outstanding Loans, interests in Letters of Credit, and Unused Commitments of the Lenders. For purposes of this definition, a Lender, together with its Approved Funds and Affiliates, shall constitute one and the same Lender; provided, in no event shall the Required Lenders include fewer than two (2) unaffiliated Lenders at any time when there are two (2) or more unaffiliated Lenders.
“Responsible Officer” means, with respect to any Loan Party, the chief executive officer, president, chief financial officer, principal/chief accounting officer, chief legal officer/general counsel or the chief operating officer of such Person and any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent.
“Restricted Payments” means with respect to any Person, the payment by such Person of a dividend or a return on any equity capital to its stockholders, members or partners or the making of any other distribution, payment or delivery of Property (other than common stock or partnership or membership interests of such Person) or cash to its stockholders, members or partners as such, or the redemption, retirement, purchase or other acquisition, directly or indirectly, for a consideration any shares of any class of its Stock (or any options or warrants issued by such Person with respect to its Stock). Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans, but shall not at any time include the conversion or exchange of Permitted Convertible Indebtedness for equity by the holders or beneficial owners thereof.

“Rolling Period” means, as at any date, the four Fiscal Quarters ending on or immediately preceding such date.
“S&P” means Standard & Poor’s Ratings Services Group, a division of The McGraw-Hill Companies, Inc.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including the OFAC SDN List), the United States Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority, (b) any Person located, organized or resident in a Designated Jurisdiction, (c) any Person owned or controlled by any such Person or Persons described in clauses (a) or (b) above, or (d) any Person otherwise the subject of Sanctions.
“Sanctions” means all economic or financial sanctions, sectoral sanctions, secondary sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States government (including those administered by OFAC or the United States Department of State) or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority with jurisdiction over any Loan Party or any of their respective Subsidiaries or Affiliates.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment ~~Closing~~Effective Date” means ~~September~~July ~~13~~26, ~~2019~~2024.
“Significant Lease” means, as to any particular Real Property, each Lease which constitutes 30% or more of all base rent revenue of such Real Property.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York) or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means a Loan bearing interest based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate.”
“Special Dividend” is defined in Section 8.24(c) hereof.
“SPTs” shall have the meaning assigned in Section 1.17.
“Stated Termination Date” means ~~September~~July ~~30~~26, ~~2025~~2028.
“Stock” means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity,

whether voting or non-voting, and includes, without limitation, common stock, but excluding any preferred stock or other preferred equity securities.
“Stock Equivalents” means all securities (other than Stock and Permitted Convertible Indebtedness prior to any conversion or exchange to equity) convertible into or exchangeable for Stock at the option of the holder, and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.
“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization of which more than 50% of the outstanding Voting Stock is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Parent or the Borrower or of any of their direct or indirect Subsidiaries.
“Sustainability Adjustment Limitations” shall have the meaning assigned in Section 1.17.
“Sustainability Linked Loan Principles” means the Sustainability Linked Loan Principles (as published in February, 2023 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association) or such other principles and metrics mutually agreed to by the Borrower and the Sustainability Structuring Agent (each acting reasonably).
“Sustainability Structuring Agent” mean Bank of Montreal, as sustainability structuring agent under this Agreement, or any successor Sustainability Structuring Agent.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Tangible Net Worth” means, as at any date of determination, (a) total stockholders’ equity reflected on the Parent’s consolidated balance sheet for such period, plus (b) accumulated depreciation and amortization expense for such period, minus (c) all amounts appearing on the assets side of its consolidated balance sheet for assets representing an intangible asset under GAAP.
“Target ESG Ratings” shall have the meaning assigned in Section 1.17.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including back up withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tenant” means any Person leasing, subleasing or otherwise occupying any portion of a Real Property under a Lease.

“Term SOFR” means, for the applicable tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (a) in the case of SOFR Loans, the first day of such applicable Interest Period, or (b) with respect to Base Rate, such day of determination of the Base Rate, in each case as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” means the earliest of (i) the Stated Termination Date, as such date may be extended pursuant to Section 1.16 hereof, and (ii) the date on which the Commitments are terminated in whole pursuant to Section 1.12, 9.2 or 9.3 hereof.
“TIC Agreement” means any tenancy-in-common agreement or agreement similar thereto.
“Total Asset Value” means, as at any date of determination, an amount equal to the sum of (a) with respect to all Real Properties that are owned for less than four (4) full Fiscal Quarters (not including any Included Development Asset) (other than those described in clauses (c) and (d) below), the aggregate purchase price of such Real Properties, plus (b) with respect to all other Real Properties that are owned for four (4) or more full Fiscal Quarters and all Included Development Assets (other than those described in clauses (c) and (d) below), the quotient of (x) the consolidated Property NOI from such Real Properties for the most recent Rolling Period divided by (y) the applicable Capitalization Rate, plus (c) with respect to Real Properties that are Development Assets (other than Included Development Assets), the undepreciated book value of such Development Assets, plus (d) with respect to Real Properties that are Land Assets, the undepreciated book value of such Land Assets, plus (e) the aggregate amount of all 1031 Cash Proceeds as of such date and all unrestricted cash and Cash Equivalents owned by the Borrower and its Subsidiaries as of such date, as determined in accordance with GAAP; provided, that in no event shall the amount added to Total Asset Value under this clause (e) exceed 10% of Total Asset Value to the extent such amounts over 5% are attributable to 1031 Cash Proceeds, plus (f) the book value of Mortgage Receivables, as determined in accordance with GAAP, plus (g) the aggregate amount of all notes receivable (other than Mortgage Receivables), valued at the lower of cost or book value (as determined in accordance with GAAP), which the issuer or borrower with respect to such notes receivable is not delinquent thirty (30) days or more in interest or principal payments due thereunder or otherwise in default thereunder, provided, further, that with respect to any Real Property sold or otherwise transferred during the applicable Rolling Period, the applicable amount referenced in clauses (a) through (d) above for such Real Property shall be excluded from Total Asset Value.
For purposes of this definition: (U) to the extent the amount of Total Asset Value attributable to Joint Ventures exceeds 10% of Total Asset Value, such excess shall be excluded; (V) to the extent the amount of Total Asset Value attributable to Development Assets exceeds 10% of Total Asset Value, such excess shall be excluded; (W) to the extent the amount of Total Asset Value attributable to Land Assets exceeds 5% of Total Asset Value, such excess shall be excluded; (X) to the extent the amount of Total Asset Value attributable to Mortgage Receivables exceeds 10% of Total Asset Value, such excess shall be excluded; (Y) to the extent the amount of Total Asset Value attributable to notes receivable pursuant to clause (g) above exceeds 5% of Total Asset Value, such excess shall be excluded, and (Z) to the extent the amount of Total Asset Value attributable to Joint Ventures, Development Assets, Land Assets, Mortgage Receivables and other notes receivable in the aggregate exceed 25% of Total Asset Value, such excess shall be excluded.
“Total Indebtedness” means, as at any date of determination, the consolidated Indebtedness (other than the negative mark-to-market value of interest rate swaps) of the Parent and its Subsidiaries which would, in conformity with GAAP, be properly classified as a liability on a consolidated balance sheet of the Parent and its Subsidiaries as of such date, excluding any amounts categorized as accrued expenses, accrued dividends, deposits held, deferred revenues, minority interests and other liabilities not directly associated with the borrowing of money.
“Total Secured Indebtedness” means, as at any date of determination, Total Indebtedness that is secured by a Lien on the assets of such Person.
“Total Unsecured Indebtedness” means, as at any date of determination, Total Indebtedness minus Total Secured Indebtedness.
“Treasury Management Line” means (i) that certain Loan Agreement between the Borrower and Wells Fargo Bank, National Association dated March 15, 2018, as amended through the Second Amendment ~~Closing~~Effective Date, or as further amended (including amendments to the maturity thereof) subject to the reasonable consent of the Administrative Agent or (ii) any financing documentation which replaces in whole or in part the then-existing Treasury Management Line and pursuant to which the indebtedness under the then-existing Treasury Management Line is refinanced, as such financing documentation may be amended, supplemented or otherwise modified or restated from time to time subject to the reasonable consent of the Administrative Agent; provided that such Treasury Management Line shall be in an aggregate amount not to exceed $10,000,000.
“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unencumbered Asset Pool Determination Date” means each date on which the Unencumbered Asset Pool Value is certified in writing to the Administrative Agent, which shall occur as follows:
    (a)    Quarterly. For quarterly certifications, as of the last day of such Fiscal Quarter.
    (b)    Property Adjustments. Following each addition or removal of an Eligible Property, promptly following such addition or removal.
    (c)    Borrower Election. From time to time, at the election of the Borrower in its sole discretion.
“Unencumbered Asset Pool Property” means, as at any date of determination, any Eligible Property which is taken into account in calculating the Unencumbered Asset Pool Value as of such date.
“Unencumbered Asset Pool Requirements” means with respect to the calculation of the Unencumbered Asset Pool Value, collectively, that:
    (a)    the Unencumbered Asset Pool Properties shall at all times include no less than twenty-five (25) Eligible Properties;
    (b)    the weighted average (based on Unencumbered Asset Pool Value) aggregate Occupancy Rate of all Unencumbered Asset Pool Properties shall be greater than or equal to 90%;
    (c)    no individual Unencumbered Asset Pool Property may represent more than 20% of the Unencumbered Asset Pool Value;
    (d)    [reserved]; and

    (e)    Non-Wholly Owned Unencumbered Asset Pool Properties may not represent more than 20% of the Unencumbered Asset Pool Value.
“Unencumbered Asset Pool Value” means, as at any date of determination, with respect to each Unencumbered Asset Pool Property, an amount equal to:
    (a)    with respect to any Unencumbered Asset Pool Property owned by any Loan Party for less than or equal to twelve (12) months (other than an Unencumbered Asset Pool Property that is an Included Development Asset owned for 12-months or less), the purchase price of such Unencumbered Asset Pool Property; or
    (b)    with respect to each other Unencumbered Asset Pool Property (including any Unencumbered Asset Pool Property that is an Included Development Asset), the quotient of (x) the consolidated Property NOI of such Unencumbered Asset Pool Property for the most recent Rolling Period divided by (y) the Capitalization Rate applicable for such Unencumbered Asset Pool Property.
Unencumbered Asset Pool Value attributable to any Non-Wholly Owned Unencumbered Asset Pool Property shall be calculated to be equal to the product of (i) the amount attributable to such Unencumbered Asset Pool Property as determined in accordance with clause (a) or (b) above, as applicable, multiplied by (ii) the applicable Loan Party’s Ownership Share of such Non-Wholly Owned Unencumbered Asset Pool Property as of such date.
“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.
“Unsecured Leverage Ratio Increase Period” is defined in Section 8.20(c).
“Unsecured Interest Expense” means, with respect to a Person for any period of time, the interest expense whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period with respect to Total Unsecured Indebtedness. Unsecured Interest Expense shall exclude any amortization of (i) deferred financing fees, including the write-off of such fees relating to the early retirement of the related Indebtedness, and (ii) debt discounts (but only to the extent such discounts do not exceed 3.0% of the initial face principal amount of such Total Unsecured Indebtedness).
“Unsecured Ratable Debt” means any unsecured bank credit facility (other than the Treasury Management Line) or privately placed notes of the Borrower that are guaranteed by any Guarantor or Other Guarantor and/or include an unencumbered asset test as a financial covenant, and which test includes any Eligible Property.
“Unused Commitments” means, at any time, the difference between the Commitments then in effect and the aggregate outstanding principal amount of Loans and L/C Obligations.

“U.S. Dollars” and “$” each means the lawful currency of the United States of America.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 12.1(g) hereof.
“Voting Stock” of any Person means Stock of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than Stock having such power only by reason of the happening of a contingency.
“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA that provides post-retirement benefits other than continuation coverage described in article 6 of Title I of ERISA.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
    Section 5.2.    Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.
    Section 5.3.    Change in Accounting Principles. If, after the Closing Date, there shall occur any change in GAAP (including for this purpose the rules promulgated with respect thereto and any change in application of GAAP concurred by the Parent’s independent public accountants and disclosed in writing to the Administrative Agent (collectively, a “GAAP Change”), from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such GAAP Change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may, by written notice to the Administrative Agent and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such GAAP Change, with the desired result being that the criteria for evaluating the financial condition of the Parent and its Subsidiaries shall be the same as if such GAAP Change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, (i) the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a GAAP Change, (ii) the Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Accounting Standards Codification 825 or account for assets and liabilities acquired in an acquisition on a fair value basis pursuant to Accounting Standards Codification 805, all determinations of compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Accounting Standards Codification 825 or Accounting Standards Codification 805 and (iii) leases shall continue to be classified and accounted for on a basis consistent with that reflected in the financial statements referred to in Section 6.5 hereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any GAAP Change relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for in this Section 5.3.

    Section 5.4.    Non-Wholly Owned Properties. When determining the Applicable Margin or compliance with Section 8.20 or with any financial covenant contained in any of the Loan Documents (and in the calculation of any component definition thereof, including, for the sake of clarity, Total Asset Value) only the Borrower’s Ownership Share of a Property shall be included.
    Section 5.5.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division (whether under Delaware law or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
    Section 5.6.    Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 6.    Representations and Warranties.
The Borrower and each Guarantor represents and warrants to the Administrative Agent, the Lenders, and the L/C Issuer as follows:
    Section 6.1.    Organization and Qualification. Each Loan Party is duly organized, validly existing, and in good standing as a corporation, limited liability company, or partnership, as applicable, under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.

    Section 6.2.    Subsidiaries. Each Subsidiary that is not a Loan Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect. As of the ~~Closing~~Second Amendment Effective Date and as of the most recent date an updated Schedule 6.2 has been delivered pursuant to Section 8.5(e), Schedule 6.2 hereto identifies each Subsidiary of the Parent (including Subsidiaries that are Loan Parties), the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its Stock owned by any Loan Party and its Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized Stock and the number of shares of each class issued and outstanding. All of the outstanding shares of Stock of each Subsidiary of the Parent are validly issued and outstanding and fully paid and nonassessable and all such Stock indicated on Schedule 6.2 as being owned by the relevant Loan Party or another Subsidiary are owned, beneficially and of record, by such Loan Party or such Subsidiary free and clear of all Liens other than Permitted Liens; provided that the Stock issued by any Loan Party is free and clear of all Liens other than Permitted UAP Liens.
    Section 6.3.    Authority and Validity of Obligations. Each Loan Party has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for (in the case of the Borrower), to guarantee the Obligations (in the case of each Guarantor), and to perform all of its obligations hereunder and under the other Loan Documents executed by it. The Loan Documents delivered by the Loan Parties have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of such Loan Parties enforceable against each of them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Loan Party or any Subsidiary of any of the matters and things herein or therein provided for, (a) violate any provision of law or any judgment, injunction, order or decree binding upon any Loan Party or any Subsidiary or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of any Loan Party or any Subsidiary, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Loan Party or any Subsidiary or any of their respective Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of any Loan Party or any Subsidiary.
    Section 6.4.    Use of Proceeds; Margin Stock. The Borrower shall use the proceeds of the Credit to refinance existing indebtedness, to finance property acquisitions, to finance capital expenditures, for general corporate purposes and to fund certain fees and expenses associated with the closing of this Agreement. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets (either of the Borrower only or of the Loan Parties and their Subsidiaries on a consolidated basis) subject to the provisions of Section 8.7 hereof and Section 8.9 hereof or subject to the restrictions contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness within the scope of Section 9.1(f). For the purposes of this section, “assets” of the Loan Parties or any of their Subsidiaries includes, without limitation, treasury stock of Parent that has not been retired.
    Section 6.5.    Financial Reports. (i) The consolidated balance sheet of the Parent and its Subsidiaries as of December 31, ~~2020~~2023 and the related consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for the Fiscal Year then ended, and accompanying notes thereto, which financial statements are accompanied by the unqualified audit report of independent public accountants, and (ii) the unaudited interim consolidated balance sheet of the Parent and its Subsidiaries as at ~~June~~March ~~30~~31, ~~2021~~2024 and the related consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for the three months then ended, heretofore furnished to the Administrative Agent, fairly present, in all material respects, the consolidated financial condition of the Parent and its Subsidiaries as at such date and the consolidated results of their operations and cash flows for the period then ended in conformity with GAAP applied on a consistent basis (subject, for the financial statements in clause (ii) above, to the absence of footnote disclosures and year-end audit adjustments), except as otherwise expressly noted therein. No Loan Party has contingent liabilities which are material to it and are required to be set forth in its financial statements or notes thereto in accordance with GAAP other than as indicated on such financial statements and notes thereto (including with respect to future periods as to which this representation is required to be remade, on the financial statements furnished pursuant to Section 8.5 hereof).
    Section 6.6.    No Material Adverse Change. Since December 31, ~~2020~~2023, there has been no change in the business, financial condition, operations, performance or properties of the Parent and its Subsidiaries, taken as a whole, which would reasonably be expected to have a Material Adverse Effect.
    Section 6.7.    Full Disclosure. The written statements and information (other than (i) financial estimates and other forward-looking and/or projected information (collectively, “Projections”) and (ii) information of a general economic or industry-specific nature) that have been furnished to the Administrative Agent and the Lenders by the Loan Parties in connection with the negotiation of this Agreement and the other Loan Documents, when taken as a whole, do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading in any material respect in light of the circumstances under which such statements were made. The Projections that have been furnished to the Administrative Agent and the Lenders by the Loan Parties in connection with the negotiation of this Agreement and the other Loan Documents have been prepared in good faith based upon assumptions believed by the Loan Parties to be reasonable at the time furnished (it being recognized by the Administrative Agent and the Lenders that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond your control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material). As of the ~~Closing~~Second Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
    Section 6.8.    Trademarks, Franchises, and Licenses. The Loan Parties and their Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person except, in each case, where the failure to do so would not have a Material Adverse Effect.
    Section 6.9.    Governmental Authority and Licensing. The Loan Parties and their Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local Governmental Authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which could reasonably be expected to result in revocation or denial of any license, permit or approval is pending or, to the knowledge of the any Loan Party, threatened, in each case, except as would not reasonably be expected to have a Material Adverse Effect.
    Section 6.10.    Good Title. The Loan Parties have good and defensible title (or valid leasehold interests) to their assets. The assets owned by the Loan Parties are subject to no Liens, other than Permitted Liens; provided that Unencumbered Asset Pool Properties and the Stock issued by any Loan Party are subject to no Liens other than Permitted UAP Liens.
    Section 6.11.    Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of any Loan Party threatened in writing, against any Loan Party or any Subsidiary or any of their respective Property which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
    Section 6.12.    Taxes. All federal and material state, local and foreign tax returns required to be filed by any Loan Party or any Subsidiary in any jurisdiction have, in fact, been filed, and all Taxes upon any Loan Party or any Subsidiary or upon any of their respective Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such Taxes, if any, (a) as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided or (b) where the failure to file or pay could not reasonably be expected to result in liability in excess of $10,000,000 in the aggregate. No Loan Party knows of any proposed additional Tax assessment against it or its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts.

Adequate provisions in accordance with GAAP for Taxes on the books of each Loan Party and each of its Subsidiaries have been made for all open years, and for its current fiscal period.
    Section 6.13.    Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or Governmental Authority (other than any filings or reports required under the federal securities laws or except as would not have an adverse effect on any Lender in any material respect), nor any approval or consent of any other Person, is or will be necessary to the valid execution and delivery by the Borrower or any Guarantor of any Loan Document, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect.
    Section 6.14.    Affiliate Transactions. Other than property management contracts and other agreements entered into among the Loan Parties and their Subsidiaries from time to time that would not otherwise cause a Default hereunder, no Loan Party nor any of its Subsidiaries is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to such Loan Party or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.
    Section 6.15.    Investment Company. No Loan Party nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
    Section 6.16.    ERISA. With respect to each Plan, each Loan Party and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code (to the extent applicable to it) and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. No Loan Party nor any of its Subsidiaries has any contingent liabilities with respect to any Welfare Plan.
    Section 6.17.    Compliance with Laws. (a) The Loan Parties and their Subsidiaries are in compliance with all Legal Requirements applicable to or pertaining to their Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, zoning regulations and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
    (b)    Except for such matters, individually or in the aggregate, which could not reasonably be expected to result in a Material Adverse Effect, (i) the Loan Parties and their Subsidiaries, and each Real Property, comply in all material respects with all applicable Environmental Laws; (ii) the Loan Parties and their Subsidiaries have obtained, maintain and are in compliance with all approvals, permits, or authorizations of Governmental Authorities required for their operations and each Real Property; (iii) the Loan Parties and their Subsidiaries have not, and no Loan Party has knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, or from any Real Property in any material quantity and, to the knowledge of each Loan Party, no Real Property is adversely affected by any such Release, threatened Release or disposal of a Hazardous Material; (iv) the Loan Parties and their Subsidiaries are not subject to and have no notice or knowledge of any Environmental Claim involving any Loan Party or any Subsidiary of a Loan Party or any Real Property, and there are no conditions or occurrences at any Real Property which could reasonably be anticipated to form the basis for such an Environmental Claim; (v) no Real Property contains and has contained any: (1) underground storage tanks, (2) material amounts of asbestos containing building material, (3) landfills or dumps, (4) hazardous waste management facilities as defined pursuant to any Environmental Law, or (5) sites on or nominated for the National Priority List or similar state list; (vi) the Loan Parties and their Subsidiaries have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any Real Property; (vii) no Real Property is subject to any, and no Loan Party has knowledge of any imminent restriction on the ownership, occupancy, use or transferability of the Real Property in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; and (viii) there are no conditions or circumstances at any Real Property which poses an unreasonable risk to the environment or the health or safety of Persons.
    (c)    Each Loan Party and each of its Subsidiaries is in material compliance with all Anti-Corruption Laws. Each Loan Party and each of its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws. No Loan Party nor any Subsidiary has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Loan Party or such Subsidiary or to any other Person, in violation of any Anti-Corruption Laws.
    Section 6.18.    Sanctions; Anti-Money Laundering Laws and Anti-Corruption Laws. (a) None of the Loan Parties nor any of their Subsidiaries, nor, to the knowledge of any Loan Party, any director, officer, employee, agent or representative of any Loan Party or any of their Subsidiaries, is a Sanctioned Person or currently the subject or target of any Sanctions.
    (b)    The Loan Parties, each of their Subsidiaries and, to the knowledge of the Loan Parties, each of the Loan Parties’ and their Subsidiaries’ respective directors, officers, employees, respective agents and representatives, is in compliance in all material respects with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. Neither the Borrower nor any Subsidiary has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Borrower or such Subsidiary or to any other Person, in violation of any Anti-Corruption Laws. No Borrowing or use of proceeds will violate Anti-Corruption Laws, Anti-Money Laundering Laws, or applicable sanctions.
    (c)    The Loan Parties have instituted and maintain in effect policies and procedures reasonably designed to promote and achieve compliance by the Loan Parties, their Subsidiaries, and the Loan Parties’ and their Subsidiaries’ respective directors, officers, employees and agents with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
    (d)    Notwithstanding anything to the contrary in this Section 6.18, no representation is made with respect to Persons owning Stock of the Parent.
    Section 6.19.    Other Agreements. No Loan Party nor any of its Subsidiaries is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default, if uncured would reasonably be expected to have a Material Adverse Effect.
    Section 6.20.    Solvency. The Loan Parties and their Subsidiaries, taken as a whole, are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.
    Section 6.21.    No Default. No Default or Event of Default has occurred and is continuing.
    Section 6.22.    No Broker Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.
    Section 6.23.    Condition of Property; Casualties; Condemnation. Except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect, each Real Property (a) is in good repair, working order and condition, normal wear and tear and casualty excepted, (b) is free of structural defects, (c) is not subject to material deferred maintenance, (d) has and will have all building systems contained therein in good repair, working order and condition, normal wear and tear and casualty excepted and (e) is not located in a flood plain or flood hazard area, or if located in a flood plain or flood hazard area is covered by full replacement cost flood insurance. For the avoidance of doubt, in no event shall the representations contained in the foregoing clause (a) through (d) be deemed to be applicable to any Property owned by a Tenant. No condemnation or other like proceedings that has had, or would reasonably be expected to result in, a Material Adverse Effect, is pending, served or, to the knowledge of the Borrower, threatened against any Real Property. Promptly after the request of the Administrative Agent, the Borrower shall deliver a current property condition report, in form and substance reasonably acceptable to Administrative Agent from an independent engineering or architectural firm reasonably acceptable to Administrative Agent, with respect to any Unencumbered Asset Pool Property specified by Administrative Agent that, in the reasonable determination of the Administrative Agent, has a maintenance or structural issue that could materially and adversely affect the value or use of such Eligible Property.
    Section 6.24.    Legal Requirements and Zoning. Except as disclosed in the zoning reports furnished to Administrative Agent, the use and operation of each Real Property constitutes a legal use (including legally nonconforming use) under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Legal Requirements, and does not violate in any material respect any approvals, restrictions of record or any agreement affecting any such Real Property (or any portion thereof), which violation would reasonably be expected to have a Material Adverse Effect.
    Section 6.25.    REIT Status. The Parent (a) is a REIT, (b) has not revoked its election to be a REIT, and (c) for its current “tax year” as defined in the Code is and for all prior tax years subsequent to its election to be a REIT has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Code.
Section 7.    Conditions Precedent.
    Section 7.1.    All Credit Events. At the time of each Credit Event:
    (a)    each of the representations and warranties set forth herein and in the other Loan Documents shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of said time, except to the extent the same expressly relate to an earlier date, in which case the same shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such earlier date;
    (b)    no Default or Event of Default shall have occurred and be continuing immediately before such Credit Event or would immediately occur as a result of such Credit Event; and
    (c)    in the case of a Borrowing, the Administrative Agent shall have received the notice required by Section 1.6 hereof, and the L/C Issuer shall have received (i) in the case of the issuance of any Letter of Credit, a duly completed Application for such Letter of Credit together with any fees called for by Section 2 hereof, and (ii) in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor, in a form reasonably acceptable to the L/C Issuer, together with any fees called for by Section 2 hereof.
Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (c), inclusive, of this Section 7.1; provided, however, that the Lenders may continue to make advances under the Credit, in the sole discretion of the Lenders, notwithstanding the failure of the Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or Event of Default or other condition set forth above that may then exist.

    Section 7.2.    Initial Credit Event. Before or concurrently with the initial Credit Event:
    (a)    the Administrative Agent shall have received this Agreement duly executed by the Borrower, each Guarantor, and the Lenders;
    (b)    if requested by any Lender, the Administrative Agent shall have received, a Note (or an amended and restated note, if applicable) payable to such Lender and duly executed by the Borrower dated the Closing Date and otherwise in compliance with the provisions of Section 1.10 hereof;
    (c)    Borrower shall have made payment in full of the Prior Term Loans, including both the outstanding principal balance thereof and any accrued but unpaid interest thereon;
    (d)    the Administrative Agent shall have received copies of each Loan Party’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer);
    (e)    the Administrative Agent shall have received copies of resolutions of each Loan Party’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Loan Party’s behalf, all certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer);
    (f)    the Administrative Agent shall have received copies of the certificates of good standing for the Borrower and each Guarantor (dated no earlier than thirty (30) days prior to the Closing Date) from the office of the secretary of the state (or similar office) of its incorporation or organization and of each state in which an Initial Unencumbered Asset Pool Property is located where its ownership, lease or operation of properties or the conduct of its business requires such qualification;
    (g)    the Administrative Agent shall have received a list of the Borrower’s Authorized Representatives;
    (h)    the Administrative Agent shall have received the initial fees called for by Section 2 hereof;
    (i)    the Administrative Agent shall have received a Compliance Certificate showing pro forma compliance with the financial covenants contained in Section 8.20 after giving effect to the initial Loans with the inclusion of the Initial Unencumbered Asset Pool Properties, in form and substance reasonably acceptable to the Administrative Agent;

    (j)    since December 31, 2020, no material adverse change in the business, financial condition, operations, performance or properties of the Borrower or the Guarantors, taken as a whole, shall have occurred;
    (k)    the Administrative Agent shall have received financing statement, tax, and judgment lien search results against the Borrower and each Guarantor evidencing the absence of Liens on its Property except for Permitted Liens or Permitted UAP Liens, as applicable, under this Agreement;
    (l)    the Administrative Agent shall have received written opinions of counsel to the Borrower and each Guarantor, in form and substance reasonably acceptable to the Administrative Agent;
    (m)    the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 for the Borrower and each Guarantor; and the Administrative Agent and the Borrower shall have received the Internal Revenue Service Forms and any applicable attachments required by Section 12.1(b);
    (n)    the Administrative Agent shall have received such other agreements, instruments, documents and certificates as the Administrative Agent may reasonably request;
    (o)    each of the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act including, without limitation, the information described in Section 13.24; and
    (p)    if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification in relation to it.
    Section 7.3.    Eligible Property Additions and Removals to the Unencumbered Asset Pool Properties. (a) As of the ~~Closing~~Second Amendment Effective Date, the Borrower represents and warrants to the Lenders and the Administrative Agent that the ~~Initial~~Current Unencumbered Asset Pool Properties qualify as Eligible Properties and that the information provided on Schedule 1.1 is true and correct in all material respects.
    (b)    Upon not less than ten (10) Business Days prior written notice from the Borrower to the Administrative Agent, the Borrower may, from time to time, request that a Real Property be added (subject to the other requirements for a Real Property qualifying as an Eligible Property) as an Unencumbered Asset Pool Property, and such Real Property shall be added as an Unencumbered Asset Pool Property upon satisfaction of the following conditions:
    (1)    the Administrative Agent shall have received a current rent roll and operating statement with respect to such Real Property;

    (2)    the Administrative Agent shall have received a certificate evidencing compliance with the Unencumbered Asset Pool Requirements on a pro forma basis;
    (3)    if requested by the Administrative Agent, the Administrative Agent shall have received a certificate from the Borrower reasonably acceptable to the Administrative Agent that such Real Property is free of all material structural defects or major architectural deficiencies, material title defects, material environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Real Property;
    (4)    if the Subsidiary owning such Real Property is not a Guarantor (each, a “New Guarantor”) the Administrative Agent shall have received a duly executed Additional Guarantor Supplement from such New Guarantor, together with any other agreements reasonably required by the Administrative Agent including the following:
    (A)    copies of such New Guarantor’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;
    (B)    copies of resolutions of such New Guarantor’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby, together with specimen signatures of the persons authorized to execute such documents on such New Guarantor’s behalf, all certified in each instance by its Secretary or Assistant Secretary or other Authorized Representative;
    (C)    copies of the certificates of good standing for such New Guarantor from the office of the secretary of the state (or similar office) of its incorporation or organization and of each state in which an Unencumbered Asset Pool Property is located; and
    (D)    a fully executed Internal Revenue Service Form W-9 for such New Guarantor;
    (5)    if such Real Property is owned in a tenancy-in-common structure, the Borrower, Guarantor or New Guarantor, as applicable, shall deliver a TIC Agreement and Management Agreement, in each case, in form and substance acceptable to the Administrative Agent;
    (6)    the Administrative Agent shall have received financing statement, tax, and judgment lien search results against any such New Guarantor and such Real Property evidencing the absence of Liens, except for Permitted Liens or Permitted UAP Liens, as applicable, under this Agreement; and

    (7)    the Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request (including, but not limited to, copies of ARGUS runs (or similar reports), leases, title, UCC or tax lien searches, surveys and environmental assessments).
Upon satisfaction of the foregoing conditions Schedule 1.1 shall be deemed updated with such Real Property.
    (c)    In the event that any Unencumbered Asset Pool Property shall at any time cease to constitute an Eligible Property, (i) the Borrower shall, as soon as reasonably possible after obtaining knowledge thereof, notify the Administrative Agent in writing of the same and (ii) such Real Property shall automatically cease to constitute an Unencumbered Asset Pool Property from the date that the same ceased to constitute an Eligible Property until such time as the same again qualifies as an Eligible Property and is added by the Borrower as an Unencumbered Asset Pool Property in accordance with the preceding paragraph. Similarly, in the event that, at any time, the Unencumbered Asset Pool Requirements shall be violated, (A) the Borrower shall, as soon as reasonably possible after obtaining knowledge thereof, notify the Administrative Agent in writing of the same, which written notice shall include a designation by the Borrower of any Real Property or Real Properties to be removed as Unencumbered Asset Pool Properties in order to restore compliance with the Unencumbered Asset Pool Requirements, and (B) each such Real Property shall automatically cease to constitute an Unencumbered Asset Pool Property from the date of such written notice until such time as the same is added by the Borrower as an Unencumbered Asset Pool Property in accordance with the preceding paragraph (provided that the addition of the same at such time does not result in a violation of the Unencumbered Asset Pool Requirements).
    (d)    Upon not less than ten (10) Business Days prior written notice from the Borrower to the Administrative Agent, the Borrower may, from time to time, designate that a Real Property be removed as an Unencumbered Asset Pool Property; provided, however, that the Borrower shall not be permitted to designate that a Real Property be removed as an Unencumbered Asset Pool Property without the consent of the Required Lenders in their sole discretion if such removal would result in fewer than twenty-five (25) Unencumbered Asset Pool Properties. Such notice shall be accompanied by an Compliance Certificate setting forth the components of the Unencumbered Asset Pool Value as of the removal of the designated Real Property as an Unencumbered Asset Pool Property, and Borrower’s certification in such detail as reasonably required by the Administrative Agent that no Default or Event of Default is then continuing (including after taking into account the removal of such Unencumbered Asset Pool Property) and that such removal shall not cause the other Unencumbered Asset Pool Properties to violate the Unencumbered Asset Pool Requirements. Upon the removal of a Real Property as an Unencumbered Asset Pool Property (whether automatically or as a result of an election by the Borrower, as described above), the Guarantor which owned such Real Property, but that does not otherwise own any other Unencumbered Asset Pool Property, shall, upon the Borrower’s written request, be released from its obligations under this Agreement or, if applicable, its separate Guaranty and any other Loan Documents pursuant to lien releases and other documentation reasonably acceptable to the Borrower and the Administrative Agent.

Section 8.    Covenants.
The Borrower and each Guarantor agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is cured or waived in writing pursuant to the terms of Section 12.13 hereof:
    Section 8.1.    Maintenance of Existence. The Borrower shall, and shall cause each Guarantor to, preserve and maintain its existence, except as otherwise provided in Section 8.10 hereof. Each Loan Party shall, and shall cause each of its Subsidiaries to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so would reasonably be expected to have a Material Adverse Effect.
    Section 8.2.    Maintenance of Properties. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain, preserve, and keep its Property in good working order and condition (ordinary wear and tear and casualty excepted), and shall from time to time make all necessary and proper repairs, renewals, replacements, additions, and betterments thereto so that such Property shall at all times be fully preserved and maintained, except to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person or except where the failure would not reasonably be expected to have a Material Adverse Effect. The Borrower shall not, and shall not permit any Guarantor to, amend, modify or terminate any material contract or agreement to which it is a party if such amendment, modification or termination or waiver would reasonably be expected to cause a Material Adverse Effect.
    Section 8.3.    Taxes and Assessments. Each Loan Party shall duly pay and discharge, and shall cause each of its Subsidiaries to duly pay and discharge, all federal and material state, local, and foreign Taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent (a) that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves established in accordance with GAAP are provided therefor or (b) where the failure to file or pay could not reasonably be expected to result in liability in excess of $10,000,000 in the aggregate.
    Section 8.4.    Insurance. Each Loan Party shall insure and keep insured, and shall cause each of its Subsidiaries to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks (including flood insurance with respect to any improvements on real Property consisting of building or parking facilities in an area designated by a Governmental Authority as having special flood hazards), and in such amounts, as are insured by Persons similarly situated and operating like Properties. Each Loan Party shall also maintain, and shall cause each of its Subsidiaries to maintain, insurance with respect to the business of such Loan Party and its Subsidiaries, covering commercial general liability, statutory worker’s compensation and occupational disease, statutory structural work act liability, and business interruption and such other risks with good and responsible insurance companies, in such amounts and on such terms as the Administrative Agent or the Required Lenders shall reasonably request, but in any event as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall deliver to the Administrative Agent (a) on the Closing Date and at such other times as the Administrative Agent shall reasonably request, certificates evidencing the maintenance of insurance required hereunder, (b) prior to the termination of any such policies, certificates evidencing the renewal thereof and (c) promptly following the request by the Administrative Agent during the existence of an Event of Default, copies of any other insurance policy of any Loan Party or its Subsidiaries.
    Section 8.5.    Financial Reports. The Borrower shall, and shall cause the Parent and each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and, subject to Section 8.22 hereof, shall furnish to the Administrative Agent such information respecting the business and financial condition of the Parent, the Borrower and each Subsidiary as the Administrative Agent (on its behalf or on behalf of any Lender) may reasonably request; and without any request, shall furnish to the Administrative Agent, for distribution to the Lenders and L/C Issuer:
    (a)    as soon as available, and in any event no later than ninety (90) days after the last day of each Fiscal Year of the Borrower, a copy of the audited consolidated balance sheet and statement of income of the Parent and its Subsidiaries as of the last day of the Fiscal Year then ended tying to the audited consolidated financial statements included in the Parent’s form 10-K as filed with the SEC for the corresponding period and the consolidated statements of retained earnings and cash flows of the Parent and its Subsidiaries for the Fiscal Year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous Fiscal Year, accompanied by an opinion of Grant Thornton or another independent public accountants of recognized national standing, selected by the Borrower and reasonably acceptable to the Administrative Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial condition of the Parent and its Subsidiaries as of the close of such Fiscal Year and the results of their operations and cash flows for the Fiscal Year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards, which opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided that, notwithstanding anything herein to the contrary, for the calendar year in which a Fiscal Year Change Date occurs, the Borrower shall furnish to the Administrative Agent (i) as soon as available, and in any event no later than ninety (90) days after April 30th of such calendar year, an audited consolidated balance sheet and consolidated statements of income, retained earnings, and cash flows of the Parent and its Subsidiaries for the twelve-month period then ended, together with such required notes and opinions as set forth above, (ii) as soon as available, and in any event no later than ninety (90) days after the last day of such calendar year, an audited consolidated balance sheet and consolidated statements of income, retained earnings, and cash flows of the Parent and its Subsidiaries for the eight-month period from the Fiscal Year Change Date to the last day of such calendar year then ended, together with such required notes and opinions as set forth above, and (iii) as soon as available, and in any event no later than ninety (90) days after the last day of such calendar year, a copy of the consolidated balance sheet of the Parent and its Subsidiaries as of the last day of such calendar year and the consolidated statements of income, retained earnings, and cash flows of the Parent and its Subsidiaries for the twelve-month period then ended, each in reasonable detail showing, in comparative form, the figures for the corresponding date and period in the previous calendar year, prepared by the Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of the Borrower reasonably acceptable to the Administrative Agent;
    (b)    [reserved];
    (c)    as soon as available, and in any event no later than forty-five (45) days after the last day of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower ~~(commencing with the Fiscal Quarter ended September 30, 2021)~~, a copy of the consolidated balance sheet of the Parent and its Subsidiaries as of the last day of such Fiscal Quarter and the consolidated statements of income, retained earnings, and cash flows of the Parent and its Subsidiaries for the Fiscal Quarter and for the Fiscal Year-to-date period then ended, each in reasonable detail showing, in comparative form, the figures for the corresponding date and period in the previous Fiscal Year, prepared by the Parent in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of the Borrower reasonably acceptable to the Administrative Agent;
    (d)    as soon as available, and in any event within (i) forty-five (45) days after the last day of each of the first three Fiscal Quarters of each Fiscal Year ~~(commencing with the Fiscal Quarter ended September 30, 2021)~~ and (ii) ninety (90) days after the last day of the last Fiscal Quarter of each Fiscal Year, an updated rent roll and operating statement for each Unencumbered Asset Pool Property, in form and substance reasonably acceptable to the Administrative Agent; provided that, notwithstanding anything herein to the contrary, for the calendar year in which a Fiscal Year Change Date occurs, the Borrower shall furnish to the Administrative Agent such rent roll and operating statements (i) as soon as available, and in any event no later than ninety (90) days after April 30th of such calendar year for the three-month period then ended and (ii) as soon as available, and in any event no later than ninety (90) days after December 31st of such calendar year for the three-month period then ended;
    (e)    with each of the financial statements delivered pursuant to subsections (a) and (c) above, a compliance certificate (“Compliance Certificate”) in the form attached hereto as Exhibit E signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower or another officer of the Borrower reasonably acceptable to the Administrative Agent to the effect that to such officer’s knowledge and belief no Default or Event of Default has occurred and is continuing during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken or being taken by the Parent or any Subsidiary to remedy the same. Such Compliance Certificate shall also set forth the calculations supporting such statements in respect of Section 8.20 hereof and include an update to Schedule 6.2;
    (f)    promptly after request by the Administrative Agent, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Parent’s or any Subsidiary’s operations and financial affairs given to it by its independent public accountants and submitted to the board of directors (or similar governing body) of the Borrower;
    (g)    promptly after the sending or filing thereof, copies of each financial statement, report, or proxy statement sent by the Parent or any Subsidiary to its stockholders or other equity holders and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
    (h)    promptly after receipt thereof, if any, a copy of each audit made by any regulatory agency of the books and records of the Parent or any Subsidiary or of notice of any material noncompliance with any applicable Legal Requirements relating to the Parent or any Subsidiary, or its business, which, in each case, could reasonably be expected to result in a material liability to the Parent or any Subsidiary;
    (i)    as soon as available, and in any event within sixty (60) days after the end of each Fiscal Year of the Borrower, a copy of the Borrower’s projections for the following year including consolidated projections of revenues, expenses and balance sheet on a quarter-by-quarter basis, with such projections in reasonable detail prepared by the Borrower and in form satisfactory to the Administrative Agent (which shall include a summary of all significant assumptions made in preparing such projections);
    (j)    notice of any Change of Control;
    (k)    promptly after any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of (i) any threatened (in writing) or pending litigation or governmental or arbitration proceeding or labor controversy against the Parent or any Subsidiary or any of their Property which would reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any other matter which would reasonably be expected to have a Material Adverse Effect or (iii) the occurrence of any Default or Event of Default;
    (l)    promptly after any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification;

    (m)    (i) promptly and in any event within five (5) Business Days after receipt or execution thereof by any Loan Party, (x) a copy of any agreements evidencing any Material Credit Facility or any Treasury Management Line, in each case certified as being a true, correct, and complete copy thereof by the Borrower’s Secretary or Assistant Secretary (or other Responsible Officer) and (y) copies of all default notices, amendments, waivers and other modifications so received under, pursuant to, or in connection with any Material Credit Facility or Treasury Management Line and (ii) concurrently with any Person becoming a guarantor, obligor or co-obligor of any Indebtedness under any Material Credit Facility, a written notice to the Administrative Agent thereof;
    (n)    promptly and in any event within five (5) Business Days after receipt thereof by any Loan Party, copies of all default notices, amendments, waivers and other modifications so received under, pursuant to, or in connection with any TIC Agreements or Management Agreements; and
    (o)    promptly after the request by the Administrative Agent or the Required Lenders, any other information or report reasonably requested by such Person(s).
The Parent and the Borrower hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Parent or the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public‑side” Lenders (i.e., Lenders that do not wish to receive material non‑public information with respect to the Borrower or its securities) (each, a “Public Lender”). Each of the Parent and the Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower and the Parent shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non‑public information (although it may be sensitive and proprietary) with respect to the Borrower, the Parent or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.25 hereof); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent, the Lenders, the L/C Issuer and the Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
    Section 8.6.    Inspection. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit the Administrative Agent and each Lender, and each of their duly authorized representatives and agents to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, at such reasonable times and intervals as the Administrative Agent or any such Lender may designate and with reasonable prior notice to the Borrower, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Loan Parties hereby authorize such accountants to discuss with the Administrative Agent and such Lenders the finances and affairs of the Loan Parties and their Subsidiaries); provided that the Loan Parties shall be permitted to have their respective representatives present during any such discussions with its independent public accountants. So long as no Event of Default exists, the Borrower shall pay to the Administrative Agent reasonable and documented charges for one inspection and/or visit to any Property by the Administrative Agent in each year, including inspections of corporate books and financial records, examinations and copies of books of accounts and financial record and other activities permitted in this Section 8.6 performed by the Administrative Agent.
    Section 8.7.    Liens. No Loan Party shall, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on (i) any Property owned by any such Person, other than Permitted Liens and (ii) any Unencumbered Asset Pool Property or any Stock issued by any Loan Party, other than Permitted UAP Liens. Notwithstanding the foregoing, no Loan Party shall nor shall any Loan Party permit any of its Subsidiaries to, secure pursuant to this Section 8.7 any Indebtedness outstanding under or pursuant to any Material Credit Facility or the Treasury Management Line unless and until the Obligations (and any guaranty delivered in connection therewith) shall, if so elected by the Administrative Agent or the Required Lenders, in their respective sole discretion, concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Administrative Agent or the Required Lenders, as the case may be, in substance and in form, including an intercreditor agreement and opinions of counsel to the Borrower and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Administrative Agent or the Required Lenders, as the case may be, in their respective sole discretion.
    Section 8.8.    Investments, Acquisitions, Loans and Advances. No Loan Party shall, nor shall it permit any Subsidiary to (i) directly or indirectly, make, retain or have outstanding any investments (whether through the purchase of Stock or obligations or otherwise) in any Person, real property or improvements on real property, or any loans, advances, lines of credit, mortgage loans, other financings (including pursuant to sale/leaseback transactions) to any other Person, or Guarantee or assumption of any such loans, advances, lines of credit, mortgage loans or other financings (including pursuant to sale/leaseback transactions) to any other Person, or (ii) acquire any real property, improvements on real property or all or any substantial part of the assets or business of any other Person or division thereof (collectively, “Investments”); provided, however, that the foregoing shall not apply to nor operate to prevent, with respect to any Loan Party or any Subsidiary, any of the following:
    (a)    Permitted Investments and Investments in cash and Cash Equivalents and 1031 Cash Proceeds;
    (b)    Parent’s Investments from time to time in the Borrower, the Borrower’s Investments from time to time in its Subsidiaries, and Investments made from time to time by a Subsidiary in one or more of its Subsidiaries (including, without limitation, any Investment in the form of the purchase or other acquisition of the ownership interests of any non-wholly owned Subsidiary resulting in such Subsidiary becoming a wholly-owned Subsidiary);
    (c)    intercompany loans and advances made from time to time among the Borrower and its Subsidiaries;
    (d)    Investments from time to time in individual Real Properties (including Eligible Properties), portfolios of Real Properties (including Eligible Properties) or in entities which own such individual Real Properties (including Eligible Properties), provided that such Investment does not cause a violation of the financial covenants set forth in Section 8.20 hereof or clauses (e), (f) or (g) below;
    (e)    Investments in Joint Ventures (including, without limitation, Investments consisting of loans, advances or other extensions of credit in the ordinary course of business to third party developers with respect to such Joint Venture);
    (f)    Investments in Development Assets;
    (g)    Investments in Land Assets;
    (h)    Investments in deposit account and securities accounts opened in the ordinary course of business and in compliance with the terms of this Agreement;
    (i)    Investments pursuant to Hedging Agreements that are not otherwise prohibited by the terms of this Agreement;
    (j)    Investments existing on the ~~date hereof~~Second Amendment Effective Date and set forth on Schedule 8.8;
    (k)    advances to officers, directors and employees of the Parent, the Borrower and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;
    (l)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;
    (m)    Investments in mortgages and note receivables;
    (n)    Investments by the Parent for the redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interests of the Parent or the Borrower now or hereafter outstanding to the extent permitted in Section 8.24;

    (o)    Investments not otherwise permitted under this Section 8.8, provided that such Investment does not cause a violation of the financial covenants set forth in Section 8.20;
    (p)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; ~~and~~
    (q)    Investments in captive insurance entities and any and all Investments permitted by applicable law to be made by such captive insurance entities; and
    (r)     Permitted Convertible Indebtedness and related conversion or exchange of such indebtedness for equity.
    Section 8.9.    Mergers, Consolidations, Divisions and Sales. Except with respect to an acquisition of an Eligible Property or otherwise with the prior written consent of the Required Lenders, no Loan Party shall, nor shall it permit any Subsidiary to, consummate any merger or consolidation, amalgamation or division, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, this Section 8.9 shall not apply to nor operate to prevent:
    (a)    the sale, transfer, lease or other disposition of Property of the Borrower or any of its Subsidiaries to one another;
    (b)    the merger or consolidation of any Subsidiary with and into the Borrower or any other Subsidiary, provided that, in the case of any merger involving the Borrower, the Borrower is the entity surviving the merger;
    (c)    the sale, transfer or other disposition of any tangible personal property in the ordinary course of business and the sale, transfer or other disposition of personal property no longer used or useful in the business or obsolete;
    (d)    Leases of portions of any Real Property to Tenants;
    (e)    so long as no Event of Default is then continuing or would result therefrom, any sale, transfer, lease or other disposition of Property of the Borrower or any Subsidiary consisting of any commercial properties (other than, for the avoidance of doubt, any multi-family properties);
    (f)    so long as no Default or Event of Default is then continuing or would result therefrom, any sale, transfer, lease or other disposition of Property of the Borrower or any Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) that is not otherwise expressly permitted under this Section 8.9 and for net consideration that is not more than 20% of the Total Asset Value as of the Closing Date in the aggregate for all such transactions during the term of this Agreement;

    (g)    so long as no Default or Event of Default is then continuing or would result therefrom, any merger or other combination if it results in the simultaneous payoff in immediately available funds of the Obligations;
    (h)    any merger or consolidation or other combination with any other Person subject to (i) subject to Section 8.9(b) above, if such merger or consolidation or other combination involves any Loan Party, such Loan Party shall be the survivor thereof; (ii) (x) if a Loan Party is the survivor thereof, the Borrower shall have given the Administrative Agent and the Lenders at least 30 days’ prior written notice of such consolidation or merger and (y) if a Loan Party is not the survivor thereof, the Borrower shall have given the Administrative Agent and the Lenders at least five (5) Business Days’ prior written notice of such consolidation or merger; (iii) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default has occurred or would result therefrom; and (iv) the Borrower shall have delivered to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis based on information then available to the Borrower, evidencing the continued compliance by the Parent and the Subsidiaries with the terms and conditions of the financial covenants contained in Section 8.20, after giving effect to such consolidation or merger;
    (i)    the issuance and sale of equity interests as long as a Change of Control does not result therefrom;
    (j)    to the extent constituting an Investment, transactions expressly permitted under Section 8.8; and
    (k)    other sales, transfers, leases or other dispositions of property or assets other than Real Property in an aggregate amount not to exceed $5,000,000 in any Fiscal Year.
    Section 8.10.    Maintenance of Subsidiaries. No Loan Party shall assign, sell or transfer, nor shall it permit any of its Subsidiaries to issue, assign, sell or transfer, any shares of Stock of any of the Borrower’s Subsidiaries that are Guarantors to any Person that is not a wholly-owned direct or indirect subsidiary of the Borrower; provided, however, that the foregoing shall not operate to prevent (a) the issuance, sale and transfer to any Person of any shares of Stock of a Guarantor solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Guarantor, and (b) any transaction permitted by Section 8.9.
    Section 8.11.    ERISA. With respect to each Plan, each Loan Party shall, and shall cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property. Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in Section 4043 of ERISA but excluding any “reportable event” for which the requirement to give notice to the PBGC has been waived) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, (d) the occurrence of any event with respect to any Plan which would result in the incurrence by any Loan Party or any Subsidiary of a Loan Party of any material liability, fine or penalty, and (e) any material increase in the contingent liability of any Loan Party or any Subsidiary of a Loan Party with respect to any post-retirement Welfare Plan benefit. The Borrower shall not, and shall not permit any Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Code or any of the respective regulations promulgated thereunder.
    Section 8.12.    Compliance with Laws. (a) Each Loan Party shall, and shall cause each Subsidiary to, comply in all respects with all Legal Requirements applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, would reasonably be expected to (i) have a Material Adverse Effect or (ii) result in a Lien upon any of its Property.
    (b)    Without limiting the generality of Section 8.12(a) hereof, each Loan Party shall, and shall cause each of its Subsidiaries to, at all times, do the following to the extent the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with, and maintain each of the Real Properties in compliance in all material respects with, all applicable Environmental Laws; (ii) request that each Tenant and subtenant, if any, of any of the Real Properties or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for the operation of their business and each of the Real Properties; (iv) cure any material violation of applicable Environmental Laws by it or at any of the Real Properties; (v) not allow the presence or operation at any of the Real Properties of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to applicable Environmental Law; (vi) not manufacture, use, generate, transport, treat, store, Release, dispose or handle any Hazardous Material (or allow any Tenant or subtenant to do any of the foregoing) at any of the Real Properties except in the ordinary course of its business, in de minimis amounts, and in compliance with all applicable Environmental Laws; (vii) within ten (10) Business Days notify the Administrative Agent in writing of and provide any reasonably requested documents upon learning of any of the following in connection with any Loan Party or any Subsidiary of a Loan Party or any of the Real Properties: (1) any material Environmental Liability; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability Real Property arising from or in connection with any (x) Release, threatened Release or disposal of a Hazardous Material or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other corrective or response action necessary to remove, remediate, clean up, correct or abate any material Release, threatened Release or violation of any applicable Environmental Law, (ix) abide by and observe any restrictions on the use of the Real Properties imposed by any Governmental Authority as set forth in a deed or other instrument affecting any Loan Party’s or any of its Subsidiary’s interest therein; (x) promptly provide or otherwise make available to the Administrative Agent any reasonably requested environmental record concerning the Real Properties which any Loan Party or any Subsidiary of a Loan Party possesses or can reasonably obtain; and (xi) perform, satisfy, and implement any operation, maintenance or corrective actions or other requirements of any Governmental Authority or Environmental Law, or included in any no further action letter or covenant not to sue issued by any Governmental Authority under any Environmental Law.
    Section 8.13.    Compliance with Anti-Corruption Laws. (a) Each Loan Party shall at all times comply with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to such Loan Party and shall cause each other Loan Party and each of its and their respective Subsidiaries to comply with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to such Persons.
    (b)    Each Loan Party shall provide the Administrative Agent and the Lenders any information regarding such Loan Party and each of their respective owners, Affiliates, and Subsidiaries necessary for the Administrative Agent and each Lender to comply in all material respects with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, subject however, in the case of owners and Affiliates, to such Loan Party’s confidentiality obligations and ability to provide information applicable to them.
    (c)    Each Loan Party will maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by the Loan Parties, their Subsidiaries, and the Loan Parties’ and their Subsidiaries’ respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti Money-Laundering Laws and Sanctions.
    Section 8.14.    Burdensome Contracts With Affiliates. Other than property management contracts and other contracts entered into among the Loan Parties and their Subsidiaries from time to time that would not otherwise cause a Default or Event of Default hereunder, no Loan Party shall, nor shall it permit any of its Subsidiaries to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to such Loan Party or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.
    Section 8.15.    No Changes in Fiscal Year. No Loan Party shall, nor shall it permit any Subsidiary to, change its Fiscal Year from its present basis; provided that, upon prior written notice to the Administrative Agent of a proposed Fiscal Year Change Date, each Loan Party shall be permitted to change its Fiscal Year as set forth in the definition thereof.
    Section 8.16.    Formation of Subsidiaries. Promptly upon the formation or acquisition of any Guarantor, the Borrower shall provide the Administrative Agent notice thereof and timely comply with the requirements of Section 4.2 hereof.
    Section 8.17.    Change in the Nature of Business. No Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any business or activity if as a result the general nature of the business of such Loan Party or any of its Subsidiaries would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date, except for such other businesses reasonably related or complementary thereto or in furtherance thereof.
    Section 8.18.    Use of Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof.
    Section 8.19.    No Restrictions. Except as provided herein, in the other Loan Documents, in documents relating to Indebtedness secured by liens of the type described in clause (l), clause (j) or clause (p) of the definition of “Permitted Liens” or as may be agreed under any Unsecured Ratable Debt or Material Credit Facility, no Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (other than any restriction set forth in the Treasury Management Line) on the ability of any Loan Party or any Subsidiary of a Loan Party to: (a) pay dividends or make any other distribution on any Subsidiary’s Stock owned by such Loan Party or any other Subsidiary, (b) pay any indebtedness owed to any Loan Party or any other Subsidiary, (c) make loans or advances to any Loan Party or any Subsidiary, (d) transfer any of its Property to any Loan Party or any other Subsidiary, or (e) guarantee the Obligations and/or grant Liens on its assets to the Administrative Agent.
    Section 8.20.    Financial Covenants.
    (a)    Maximum Consolidated Leverage Ratio. As of the last day of each Fiscal Quarter of the Parent , the Loan Parties shall not permit the Consolidated Leverage Ratio to be greater than 0.60 to 1.00 for each Fiscal Quarter. Notwithstanding the foregoing, the Borrower may elect upon delivering written notice to the Administrative Agent, concurrently with or prior to the delivery of a Compliance Certificate pursuant to Section 8.5 for any Fiscal Quarter during which the Borrower shall have completed a Material Acquisition and provided that no Default or Event of Default has occurred and is continuing, that the Consolidated Leverage Ratio for the period of such Fiscal Quarter and the immediately succeeding Fiscal Quarter (the “Leverage Ratio Increase Period”) may exceed 0.60 to 1.00 but shall not exceed 0.65 to 1.00; provided that (i) the Borrower may not elect more than two Leverage Ratio Increase Periods during the term of this Agreement, and (ii) any such Leverage Ratio Increase Periods shall be non-consecutive.
    (b)    Maximum Consolidated Secured Leverage Ratio. As of the last day of each Fiscal Quarter of the Parent, the Loan Parties shall not permit the Consolidated Secured Leverage Ratio to be greater than 0.40 to 1.00 for each Fiscal Quarter .
    (c)    Maximum Total Unsecured Indebtedness to Aggregate Unencumbered Asset Pool Value Ratio. As of the last day of each Fiscal Quarter of the Parent, the Loan Parties shall not permit the ratio of (i) Total Unsecured Indebtedness as of the last day of such Fiscal Quarter to (ii) the sum of the Unencumbered Asset Pool Value of all Unencumbered Asset Pool Properties as of the last day of such Fiscal Quarter to be greater than 0.60 to 1.00. Notwithstanding the foregoing, the Borrower may elect upon delivering written notice to the Administrative Agent, concurrently with or prior to the delivery of a Compliance Certificate pursuant to Section 8.5 for any Fiscal Quarter during which the Borrower shall have completed a Material Acquisition and provided that no Default or Event of Default has occurred and is continuing, that the ratio of (i)

Total Unsecured Indebtedness to (ii) the sum of the Unencumbered Asset Pool Value of all Unencumbered Asset Pool Properties, in each case, as of the last day of such Fiscal Quarter, for the period of such Fiscal Quarter and the immediately succeeding Fiscal Quarter (the “Unsecured Leverage Ratio Increase Period”) may exceed 0.60 to 1.00 but shall not exceed 0.65 to 1.00; provided that (i) the Borrower may not elect more than two Unsecured Leverage Ratio Increase Periods during the term of this Agreement, and (ii) any such Unsecured Leverage Ratio Increase Periods shall be non-consecutive.
    (d)    Maximum Other Recourse Debt to Total Asset Value Ratio. As of the last day of each Fiscal Quarter of the Parent, the Loan Parties shall not permit the ratio of (i) Other Recourse Debt as of the last day of such Fiscal Quarter to (ii) Total Asset Value as of the last day of such Fiscal Quarter to be greater than 0.15 to 1.00.
    (e)    Minimum Fixed Charge Coverage Ratio. As of the last day of each Fiscal Quarter of the Parent, the Loan Parties shall not permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 for each Fiscal Quarter.
    (f)    Minimum Tangible Net Worth. As of the last day of each Fiscal Quarter ending on or after June 30, 2024, the Parent shall maintain a Tangible Net Worth of not less than the sum of (a) $~~952,621,000~~1,400,336,210 plus (b) 75% of the aggregate net proceeds received by the Parent or any of its Subsidiaries on or after ~~the Closing Date~~March 31, 2024 in connection with any offering of Stock or Stock Equivalents.
    (g)    Minimum Unencumbered Property NOI to Unsecured Interest Expense. As of the last day of each Fiscal Quarter of the Parent, the Loan Parties shall not permit the ratio of Property NOI of Unencumbered Asset Pool Properties for such Fiscal Quarter to Unsecured Interest Expense for such Fiscal Quarter to be less than 1.75 to 1.00.
    Section 8.21.    Unencumbered Asset Pool Requirements. The Borrower shall cause the Unencumbered Asset Pool Properties to at all times comply with the Unencumbered Asset Pool Requirements; provided that if the requirements of the definition of Unencumbered Asset Pool Requirements are not met at any time, then within five (5) Business Days of such failure either (i) the Borrower shall have cured such failure or (ii) the Borrower shall have delivered an updated Compliance Certificate in form and substance reasonably acceptable to the Administrative Agent evidencing the reduction or removal of any applicable Eligible Property’s Unencumbered Asset Pool Value from the Unencumbered Asset Pool Value to the extent necessary to cause such failure to no longer exist.
    Section 8.22.    Electronic Delivery of Certain Information. (a) Documents, including financial reports and other materials to be delivered pursuant to Section 8.5 hereof, required to be delivered pursuant to this Agreement may be delivered by electronic communication and delivery, including, the Internet, including the website maintained by the SEC, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website or a website sponsored or hosted by the Administrative Agent) provided that the foregoing shall not apply to notices to any Lender (or the L/C Issuer) pursuant to Section 1. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered on the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Borrower notifies the Administrative Agent of said posting by causing an e-mail notification to be sent to an e-mail address specified from time to time by the Administrative Agent and provides a link thereto; provided if such notice or other communication is not sent or posted during the normal business hours of the recipient on a Business Day, said posting date and time shall be deemed to have commenced as of 8:00 a.m. Chicago time on the opening of business on the next Business Day for the recipient. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates required by Sections 8.5(d) and 8.5(e) hereof to the Administrative Agent. Except for the certificates required by Sections 8.5(d) and 8.5(e) hereof, the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.
    (b)    Documents required to be delivered pursuant to Section 1 may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.
    Section 8.23.    REIT Status. The Parent shall maintain its status as a REIT and all of the representations and warranties set forth in Section 6.25 hereof shall remain true and correct at all times.
    Section 8.24.    Restricted Payments. No Loan Party shall, nor shall it permit any of its Subsidiaries to, declare or make any Restricted Payment; provided that:
    (a)    the Borrower may make Restricted Payments to its limited partners and the Parent (which shall distribute such amounts to its equity holders) (such Restricted Payments, which for the sake of clarity shall exclude those Restricted Payments otherwise permitted under Section 8.24(c) below, “Ordinary Dividends”), up to an amount in the aggregate not to exceed the greater of (i) 95% of MFFO for the most recently ended period of four Fiscal Quarters; and (ii) the minimum amount required for the Parent to maintain its status as a REIT (i.e., to satisfy the distribution requirements set forth in Section 857(a) of the Code); provided, that during the continuance of an Event of Default (other than an Event of Default pursuant to Section 9.1(b) hereof resulting from a violation of Section 8.5 hereof that continues for more than ten (10) Business Days after written notice of such violation is delivered to the Borrower by the Administrative Agent), Ordinary Dividends shall not exceed the amounts described in clause (a)(ii) above; provided, further, that following any Bankruptcy Event with respect to the Parent or the Borrower or the acceleration of the Obligations, neither the Borrower nor the Parent shall be permitted to make any Ordinary Dividends;
    (b)    (i) any wholly-owned Subsidiary may make Restricted Payments, directly or indirectly, to the Borrower or any other wholly-owned Subsidiary of the Borrower and

(ii) any non-wholly-owned Subsidiary may make Restricted Payments directly to its equity owners based on such equity owners’ pro rata ownership of such Subsidiary;
    (c)    the Borrower may declare and make Restricted Payments to the Parent (which shall distribute such amounts to its equity holders) from capital gains from the sale, transfer, lease or other disposition of its Property (such Restricted Payments, “Special Dividends”), which Special Dividends may be in excess of the thresholds set forth for Ordinary Dividends in clause (a) above, so long as at the time of declaration, no Default or Event of Default exists;
    (d)    any of Parent, the Borrower or any Subsidiary may declare and make dividend payments or other distributions payable solely in the common Stock of such entity including (i) “cashless exercises” of options granted under any share option plan adopted by the Borrower, (ii) distributions of rights or equity securities under any rights plan adopted by the Borrower and (iii) distributions (or effect stock splits or reverse stock splits) with respect to its Stock payable solely in additional shares of its Stock;
    (e)    so long as no Change of Control results therefrom, the Parent, the Borrower and each Subsidiary may make Restricted Payments in connection with the implementation of or pursuant to any retirement, health, stock option and other benefit plans, bonus plans, performance based incentive plans, and other similar forms of compensation for the benefit of the directors, officers and employees of the Parent, the Borrower and the Subsidiaries; and
    (f)    the Parent may directly or indirectly purchase, redeem or otherwise acquire or retire any of its Stock so long as (i) the aggregate amount of such payments made from and after the ~~First~~Second Amendment Effective Date shall not exceed $50,000,000, (ii) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default has occurred or would result therefrom; and (iii) for payments aggregating in excess of $20,000,000 in any Fiscal Quarter, within 15 days after reaching such threshold, the Borrower shall deliver to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis based on information then available to the Borrower at the end of the most recently ended Fiscal Quarter, evidencing the continued compliance by the Parent and the Subsidiaries with the terms and conditions of the financial covenants contained in Section 8.20, after giving effect to such payments during such Fiscal Quarter (each, a “Pro Forma Compliance Certificate”); provided, that, if based on the calculations in the Pro Forma Compliance Certificate, the Borrower is not in compliance with the covenants contained in Section 8.20, then the Borrower shall suspend all orders for automatic trades with respect the Parent’s Stock until such time as the Borrower provides a quarterly Compliance Certificate under Section 8.5(e) hereof evidencing Borrower’s compliance with the financial covenants contained in Section 8.20 (the period during which trades are suspended is the “Suspension Period”); provided, further, that during the Suspension Period, the Borrower shall deliver a pro forma Compliance Certificate showing pro forma compliance with the covenants contained in Section 8.20 prior to any direct or indirect purchase, redemption or other acquisition or retirement of any of the Parent’s Stock.

For the avoidance of doubt and notwithstanding anything to the contrary herein, payments made to any derivative holder in respect of any Hedging Agreement entered into in accordance with the terms of this Agreement do not constitute Restricted Payments hereunder.
    Section 8.25.    Most Favored Nation. If any Loan Party or any of its Subsidiaries has entered into or shall enter into or amend an agreement or other instrument in connection with any Unsecured Ratable Debt or Material Credit Facility which by its terms provides more favorable terms to the holders of such Unsecured Ratable Debt or Material Credit Facility with respect to any of the covenants and defaults herein (“More Favorable Agreement”), the terms hereof shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement. The Borrower shall give the Administrative Agent (i) in the case of an existing More Favorable Agreement, prompt notice of such more favorable terms, or (ii) in the case of a More Favorable Agreement that has not yet been executed, not less than five (5) Business Days’ prior to the execution thereof, notice of such more favorable terms. No later than (i) in the case of an existing More Favorable Agreement, five (5) Business Days after notice is given of the more favorable terms or (ii) in the case of a More Favorable Agreement that has not yet been executed, the date on which such more favorable terms become effective, the Loan Parties shall enter into such amendments to this Agreement and the other Loan Documents as may be required by the Administrative Agent, and reasonably approved by the Borrower, giving effect to such more favorable terms; provided, that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the Loan Parties.
Section 9.    Events of Default and Remedies.
    Section 9.1.    Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:
    (a)    default in the payment (i) when due of all or any part of the principal of any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement) or any Reimbursement Obligation, (ii) within three (3) Business Days after such payment is due of any part of the interest on any Loan, and (iii) within three (3) Business Days after such payment is due of any fee or other Obligation payable hereunder or under any other Loan Document;
    (b)    default in the observance or performance of any covenant set forth in Sections 8.1, 8.5, 8.7, 8.8, 8.9, 8.12, 8.13, 8.20, 8.21, 8.23, 8.24 or 8.25 hereof;
    (c)    default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of any Loan Party or (ii) written notice thereof is given to the Borrower by the Administrative Agent;
    (d)    any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect (where not already qualified by materiality or Material Adverse Effect) as of the date of the issuance or making or deemed making thereof;
    (e)    (i) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or (ii) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void;
    (f)    (i) a default shall occur with respect to any recourse Indebtedness issued, assumed or guaranteed by the Borrower or any Guarantor in excess of $25,000,000 in the aggregate, or (ii) a default shall occur with respect to any other Indebtedness limited in recourse to the financed asset (other than standard non-recourse or “bad boy” guaranties) issued or assumed by the Borrower or any Guarantor in excess of $50,000,000 in the aggregate, or (iii) a default shall occur with respect to any Indebtedness issued, assumed or guaranteed by the Borrower or any Guarantor in excess of $25,000,000 in the aggregate and with respect to any Indebtedness under this clause (iii), after notice has been given to the Borrower and such default shall continue for a period of time after the expiration of any applicable grace period after payment is due, which is sufficient to permit the acceleration of the maturity of any such Indebtedness (and such maturity is in fact accelerated); provided that neither the conversion or exchange of Permitted Convertible Indebtedness for equity by the holders or beneficial owners thereof, nor the satisfaction of any conditions precedent to the conversion or exchange right of such holders or owners, nor any mandatory or optional redemption (or calling for redemption) of any Permitted Convertible Indebtedness, shall constitute a default, regardless of the settlement method applicable to the conversion or exchange or redemption of any such Permitted Convertible Indebtedness;
    (g)    (i) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against any Loan Party or any Subsidiary, or against any of its respective Property, in an aggregate amount in excess of $10,000,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to attach or levy upon any Property of any Loan Party or any Subsidiary of a Loan Party to enforce any such judgment, or (ii) any Loan Party or any Subsidiary of a Loan Party shall fail within thirty (30) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;
    (h)    any Loan Party or any Subsidiary of a Loan Party, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating for all such Persons in excess of $10,000,000 which it shall have become liable to pay to the

PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $10,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by any Loan Party or any Subsidiary of a Loan Party, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any Loan Party or any Subsidiary of a Loan Party, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;
    (i)    any Change of Control shall occur;
    (j)    any Loan Party or any Subsidiary of a Loan Party shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate or similar action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k); and
    (k)    a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for any Loan Party or any Subsidiary of a Loan Party, or any substantial part of any of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against any Loan Party or any Subsidiary of a Loan Party, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.
    Section 9.2.    Non-Bankruptcy Defaults. When any Event of Default (other than a Bankruptcy Event with respect to the Borrower) has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower, if so directed by the Required Lenders: (a) terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) demand that, with respect to each Letter of Credit then outstanding, the Borrower immediately either (i) pay to the Administrative Agent the full amount then available for drawing thereunder, (ii) deliver to the Administrative Agent Cash Collateral in an amount equal to 105% of the aggregate amount thereof or (iii) return or cause to be returned to L/C Issuer such Letter of Credit for cancellation, and the Borrower agrees to immediately take such action and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Borrower pursuant to Section 9.1(c) hereof or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.
    Section 9.3.    Bankruptcy Defaults. When any Bankruptcy Event with respect to the Borrower has occurred and is continuing, all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and, with respect to each Letter of Credit then outstanding, the Borrower immediately either (i) pay to the Administrative Agent the full amount then available for drawing thereunder, (ii) deliver to the Administrative Agent Cash Collateral in an amount equal to 105% of the aggregate amount thereof or (iii) return or cause to be returned to L/C Issuer such Letter of Credit for cancellation, the Borrower acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.
    Section 9.4.    Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.8(b) hereof, Section 1.14 hereof, Section 9.2 hereof or Section 9.3 hereof, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in Section 9.4(b) hereof.
    (b)    All amounts prepaid pursuant to Section 9.4(a) hereof shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuer, and to the payment of the unpaid balance of all other Obligations, Hedging Liability and Bank Product Obligations. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer. If and when requested by the Borrower, the Administrative Agent shall invest funds held in the Collateral

Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts then due and owing from the Borrower to the L/C Issuer, the Administrative Agent or the Lenders. If the Borrower shall have made payment of all obligations referred to in Section 9.4(a) hereof required under Section 1.8(b) hereof, if any, at the request of the Borrower the Administrative Agent shall release to the Borrower amounts held in the Collateral Account so long as at the time of the release and after giving effect thereto no Default or Event of Default is then continuing. If the Borrower shall have made payment of all obligations referred to in Section 9.4(a) hereof required under Section 9.2 hereof or Section 9.3 hereof, so long as no Letters of Credit, Commitments, Loans or other Obligations, Hedging Liability, or Bank Product Obligations remain outstanding, at the request of the Borrower the Administrative Agent shall release to the Borrower any remaining amounts held in the Collateral Account.
    (c)    At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 1.14(a)(iv) hereof and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
    (i)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, each hereby grant to the Administrative Agent, for the benefit of the L/C Issuers, and each agree to maintain, a first priority security interest in all such Cash Collateral as security for such Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to Section 9.4(c)(ii) hereof. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
    (ii)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 9.4 or Section 1.14 hereof in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
    (iii)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 9.4(c) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 1.14 hereof the Person providing Cash Collateral and the L/C Issuer may agree (but shall not be obligated to) that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
Section 10.    Change in Circumstances.
    Section 10.1.    Change of Law. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law makes it unlawful for any Lender to make or continue to maintain any Daily Simple SOFR Loans or SOFR Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower and such Lender’s obligations to make or maintain Daily Simple SOFR Loans or SOFR Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Daily Simple SOFR Loans or SOFR Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Daily Simple SOFR Loans or SOFR Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Daily Simple SOFR Loans or SOFR Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.
    Section 10.2.    Inability to Determine Rates; Effect of Benchmark Transition Event. (a) Subject to Section 10.2(b), if, on or prior to the determination of the Adjusted Daily Simple SOFR Rate or the first day of any Interest Period for any SOFR Loan:
    (i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Daily Simple SOFR” or “Term SOFR” cannot be determined pursuant to the definition thereof, or
    (ii)    the Required Lenders determine that for any reason in connection with any request for a Daily Simple SOFR Loan or SOFR Loan or a conversion thereto or a continuation thereof that the Daily Simple SOFR Rate or Term SOFR for any requested Interest Period with respect to a proposed Daily Simple SOFR Loan or SOFR Loan, as applicable, does not adequately and fairly reflect the cost to such Lenders of funding such Daily Simple SOFR Loan or SOFR Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make or continue Daily Simple SOFR Loans or SOFR Loans shall be suspended (to the extent of the affected Daily Simple SOFR Loans or SOFR Loans, as applicable, and, in the case of a SOFR Loan, the affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of a Daily Simple SOFR Loan or SOFR Loans (to the extent of the affected Daily Simple SOFR Loan or SOFR Loans and, in the case of a SOFR Loan, the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected Daily Simple SOFR Loans and SOFR Loans will be deemed to have been converted into Base Rate Loans immediately or, in the case of a SOFR Loan, at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay any additional amounts required pursuant to Section 1.11.
    (b)    Notwithstanding anything to the contrary herein or in any other Loan Document (and any interest rate swap agreement shall be deemed not to be a “Loan Document” for the purposes of this Section 10.2(b)):
    (i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Adjusted Daily Simple SOFR Rate, all interest payments will be payable on a quarterly basis.
    (ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

    (iii)    Notice; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 10.2(b). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 10.2(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 10.2(b).
    (iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administration of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is subject to an announcement that it is not or will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
    (v)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Daily Simple SOFR Loans or SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-

current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
    Section 10.3.    Increased Cost and Reduced Return. (a) If any Change in Law shall:
    (i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted Daily Simple SOFR Rate or Adjusted Term SOFR) or any L/C Issuer;
    (ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
    (iii)    impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, L/C Issuer or other Recipient, the Borrower will pay to such Lender, L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
    (b)    Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

    (c)    Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in Section 10.3(a) hereof or Section 10.3(b) hereof and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
    (d)    Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section 10.3 shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section 10.3 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
    Section 10.4.    Reserved.
    Section 10.5.    Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to SOFR Loans shall be made as if each Lender had actually funded and maintained each SOFR Loan through the purchase of deposits in the interbank market having a maturity corresponding to such Loan’s Interest Period, and bearing an interest rate equal to Adjusted Term SOFR for such Interest Period.
    Section 10.6.    Lending Offices; Mitigation Obligations. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified in its Administrative Questionnaire (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. If any Lender requests compensation under Section 10.3 hereof, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 12.1 hereof, or if any Lender gives a notice pursuant to Section 10.1 hereof, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 10.3 hereof or Section 12.1 hereof or eliminate the need for the notice pursuant to Section 10.1 hereof, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 11.    The Administrative Agent.
    Section 11.1.    Appointment and Authorization of Administrative Agent. Each Lender and the L/C Issuer hereby appoints Bank of Montreal as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Lenders and L/C Issuer expressly agree that the Administrative Agent is not acting as a fiduciary of the Lenders or the L/C Issuer in respect of the Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders or L/C Issuer except as expressly set forth herein.
    Section 11.2.    Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Loan Documents. The term “Lender” as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its capacity as a Lender (if applicable).
    Section 11.3.    Action by Administrative Agent. If the Administrative Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 8.5(k) hereof, the Administrative Agent shall promptly give each of the Lenders and L/C Issuer written notice thereof. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 9.2 hereof and Section 9.5 hereof. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders and L/C Issuer. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable Legal Requirements or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender, the L/C Issuer, or the Borrower. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.

    Section 11.4.    Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
    Section 11.5.    Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Lenders (or of any other group of Lenders called for under the specific provisions of the Loan Documents) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Parent or any Subsidiary contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Section 7 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the L/C Issuer, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Loan Documents. The Administrative Agent may treat the payee of any Obligation as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender and L/C Issuer acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender or L/C Issuer, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender and L/C Issuer to keep itself informed as to the creditworthiness of the Borrower and its Subsidiaries, and the Administrative Agent shall have no liability to any Lender or L/C Issuer with respect thereto.
    Section 11.6.    Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified as determined by a court of competent jurisdiction by final non-appealable judgment. The obligations of the Lenders under this Section 11.6 shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent or any L/C Issuer hereunder (whether as fundings of participations, indemnities or otherwise, and with any amounts offset for the benefit of the Administrative Agent to be held by it for its own account and with any amounts offset for the benefit of a L/C Issuer to be remitted by the Administrative Agent to or for the account of such L/C), but shall not be entitled to offset against amounts owed to the Administrative Agent or any L/C Issuer by any Lender arising outside of this Agreement and the other Loan Documents.
    Section 11.7.    Resignation and Removal of Administrative Agent and Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the L/C Issuer, and the Borrower. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent, which shall so long as no Event of Default has occurred and is continuing, be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall so long as no Event of Default has occurred and is continuing, be reasonably acceptable to the Borrower, and which may be any Lender hereunder or any commercial bank, or an Affiliate of a commercial bank, having an office in the United States of America and having a combined capital and surplus of at least $200,000,000.
    (b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders shall have the right to appoint a successor Administrative Agent, which shall so long as no Event of Default has occurred and is continuing, be reasonably acceptable to the Borrower. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
    (c)    Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the prior Administrative Agent under the Loan Documents, and the prior Administrative Agent shall be discharged from its duties and obligations thereunder. After any Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns or is removed and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders and the Borrower shall be directed to make all payments due each Lender and L/C Issuer hereunder directly to such Lender or L/C Issuer.
    Section 11.8.    L/C Issuer. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 11 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Section 11, included the L/C Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer.
    Section 11.9.    Hedging Liability, Funds Transfer and Deposit Account Liability, and Bank Product Obligations. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 12.12 hereof, as the case may be, any Affiliate of such Lender with whom the Parent or any Subsidiary has entered into an agreement creating Hedging Liability, Funds Transfer and Deposit Account Liability, or Bank Product Obligations shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the Guaranties as more fully set forth in Section 3.1 hereof. In connection with any such distribution of payments and collections, or any request for the release of the Guaranties and the Administrative Agent’s Liens in connection with the termination of the Commitments and the payment in full of the Obligations, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Bank Product Obligations unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of Guaranties. Without limiting the generality of the foregoing, (i) each such Lender Affiliate shall, for the avoidance of doubt, be deemed to have agreed to the provisions of Section 11.14 and (ii) no such Lender Affiliate shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral). Notwithstanding any other provision of this Section 11 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to Hedging Liability, Bank Product Obligations or Funds Transfer and Deposit Account Liability unless the Administrative Agent has received written notice of such Hedging Liability, Bank Product Obligations or Funds Transfer and Deposit Account Liability, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Lender Affiliate.
    Section 11.10.    Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.
    Section 11.11.    Authorization to Release Guaranties. Pursuant to Section 7.3, the Administrative Agent is hereby irrevocably authorized by each of the Lenders, the L/C Issuer, and their Affiliates to release any Subsidiary from its obligations as a Guarantor, at any time or from time to time, if such Person ceases to own an Unencumbered Asset Pool Property as a result of a transaction permitted under the Loan Documents. Upon the Administrative Agent’s request, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Person from its obligations as a Guarantor under the Loan Documents.
    Section 11.12.    Authorization of Administrative Agent to File Proofs of Claim In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
    (a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under the Loan Documents including, but not limited to, Sections 1.11, 2.1, 10.3 and 12.15) allowed in such judicial proceeding; and
    (b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.1 and 12.15. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.
    Section 11.13.    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
    (i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
    (ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
    (iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
    (iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
    (b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of, the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

    Section 11.14.    Recovery of Erroneous Payments. Notwithstanding anything to the contrary in this Agreement, if at any time the Administrative Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender, L/C Issuer or other Secured Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender, each L/C Issuer and each other Secured Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Lender, L/C Issuer or other Secured Party that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 11.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document:
Section 12.        Miscellaneous.
    Section 12.1.    Taxes.
    (a)    Certain Defined Terms. For purposes of this Section, the term “Lender” includes any L/C Issuer and the term “applicable law” includes FATCA.
    (b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

    (c)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
    (d)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
    (e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.11 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).
    (f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
    (g)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the

Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
    (ii)    Without limiting the generality of the foregoing,
    (A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
    (B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
    (i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
    (ii)    executed copies of IRS Form W-8ECI;
    (iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or
    (iv)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form

W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
    (C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
    (D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
    (h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
    (i)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
    Section 12.2.    Reserved.
    Section 12.3.    No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent, the L/C Issuer, or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the L/C Issuer, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.
    Section 12.4.    Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.
    Section 12.5.    Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.
    Section 12.6.    Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders and L/C Issuer of amounts sufficient to protect the yield of the

Lenders and L/C Issuer with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.11, 10.3, and 12.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.
    Section 12.7.    Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section 12.7, amounts owed to or recovered by the L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Lender hereunder.
    Section 12.8.    Notices. (a) Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or facsimile number set forth below, or such other address or facsimile number as such party may hereafter specify by notice to the Administrative Agent and the Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to any Lender shall be addressed to its address or facsimile number set forth on its Administrative Questionnaire; and notices under the Loan Documents to the Borrower, any Guarantor, the Administrative Agent, or L/C Issuer shall be addressed to its respective address or facsimile number set forth below:

to the Borrower or any Guarantor:
Centerspace, LP
800 LaSalle Avenue, Suite 1600
Minneapolis, Minnesota 55402
Attention:     General Counsel
Telephone:    (952) 401-4811
Email:     aolson@iret.com
Fax:     (952) 401-7058
with a copy to:
Taft Stettinius & Hollister LLP
2200 IDS Center
80 South 8th Street
Minneapolis, Minnesota 55402
Attention: Steven J. Ryan
Telephone:     (612) 977-8481
Email:     sryan@taftlaw.com
Fax:     (612) 977-8650

to the Administrative Agent or L/C Issuer:
Bank of Montreal
~~100 High~~320 S. Canal Street~~, 26th Floor~~
~~Boston, Massachusetts 02110~~
Chicago, Illinois 60606
Attention:    ~~Lloyd Baron~~Rebecca Liu Chabanon
Telephone:    (~~617~~312) ~~960-2372~~513-3487
Email:    ~~lloyd.baron~~ rebecca.liuchabanon@bmo.com

Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is delivered to the facsimile number specified in this Section 12.8 or in the relevant Administrative Questionnaire and a confirmation of such facsimile has been received by the sender, (ii) if given by mail, upon receipt or first refusal of delivery or (iii) if given by any other means, when delivered at the addresses specified in this Section 12.8 or in the relevant Administrative Questionnaire; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.
    (b)    Platform. (i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the L/C Issuers and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
    (ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to this Section, including through the Platform.
    (c)    Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower, the Parent or their respective securities for purposes of United States Federal or state securities Applicable Laws.
    Section 12.9.    Counterparts; Integration; Effectiveness.
    (a)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.2, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. For purposes of determining compliance with the conditions specified in Section 7.2 hereof, each Lender and L/C Issuer that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or L/C Issuer unless the Administrative Agent shall have received notice from such Lender or L/C Issuer prior to the Closing Date specifying its objection thereto.
    (b)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Legal Requirements, including the Federal Electronic Signatures in Global and

National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
    Section 12.10.    Successors and Assigns. This Agreement shall be binding upon the Borrower and the Guarantors and their successors and assigns, and shall inure to the benefit of the Administrative Agent, the L/C Issuer, and each of the Lenders, and the benefit of their respective successors and permitted assigns, including any subsequent holder of any of the Obligations. The Borrower and the Guarantors may not assign any of their rights or obligations under any Loan Document without the written consent of all of the Lenders and, with respect to any Letter of Credit or the Application therefor, the L/C Issuer.
    Section 12.11.    Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments held by such Lender at any time and from time to time to one or more other Persons (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries); provided that no such participation shall relieve any Lender of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section 12.11, and the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 1.11, Section 10.3, and Section 12.1 hereof (subject to the requirements and limitations therein, including the requirements under Section 12.1(g) (it being understood that the documentation required under Section 12.1(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such participant (A) agrees to be subject to the provisions of Section 12.1(g) as if it were an assignee under Section 12.12(a); and (B) shall not be entitled to receive any greater payment under Sections 10.3 or 12.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation. The Borrower and each Guarantor authorizes each Lender to disclose to any participant or prospective participant under this Section 12.11 any financial or other information pertaining to each Guarantor, the Borrower or any Subsidiary, provided that such participant or prospective participant shall be subject to the provisions of Section 12.25.
    Section 12.12.    Assignments. (a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of such Lender’s rights and obligations under this Agreement

(including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
    (i)    Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans and participation interest in L/C Obligations at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (a)(i)(A) of this Section 12.12, the aggregate amount of the Commitment (which for this purpose includes Loans and participation interest in L/C Obligations outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and participation interest in L/C Obligations of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Effective Date” is specified in the Assignment and Acceptance, as of the Effective Date specified in such Assignment and Acceptance) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);
    (ii)    Proportionate Amounts.     Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitments assigned.
    (iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 12.12(a)(i)(B) and, in addition:
    (a)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
    (b) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment of a Credit is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
    (c)    the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).
    (iv)    Assignment and Acceptance.    The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
    (v)    No Assignment to Borrower, Guarantors, Affiliates or Defaulting Lenders. No such assignment shall be made to (A) the Borrower, any Subsidiary or any other Affiliate of the Borrower or (B) to a Defaulting Lender or any of its Subsidiaries or any Person, who, upon becoming a Lender hereunder would constitute any of the foregoing Persons described in this clause (B).
    (vi)    No Assignment to Natural Persons.    No such assignment shall be made to a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).
    (vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent) to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer and each other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.12(b) hereof, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 12.6 and 12.15 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.11 hereof.
    (b)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Each Lender or L/C Issuer that grants a participation as described in Section 12.11 shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans made and Reimbursement Obligations and/or Commitments or other obligations under this Agreement (the “Participant Register”); provided that no Lender or L/C Issuer shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Loans made and Reimbursement Obligations and/or Commitments or other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Obligation or Commitment is in registered form under Section 5f.103-1(c) of the Treasury Regulations or is otherwise required by this Agreement. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender or L/C Issuer shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
    (c)    Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section 12.12 shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.
    Section 12.13.    Amendments. Subject to Section 10.2(b)(i) and (ii), any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent, the Sustainability Structuring Agent or

the L/C Issuer are affected thereby, the Administrative Agent, the Sustainability Structuring Agent or the L/C Issuer, as applicable; provided that:
    (i)    no amendment or waiver pursuant to this Section 12.13 shall (A) increase any Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder;
    (ii)    no amendment or waiver pursuant to this Section 12.13 shall, unless signed by each Lender, extend the Termination Date, release the Borrower or any Guarantor (expect as provided for in this Agreement), change the definition of Required Lenders, change the provisions of this Section 12.13, or affect the number of Lenders required to take any action hereunder or under any other Loan Document;
    (iii)    no amendment to Section 13 hereof shall be made without the consent of the Guarantors affected thereby; and
    (iv)    change Section 3.1 or Section 12.7 in a manner that would alter the pro rata sharing of payments or application of payments required thereby without the written consent of each Lender directly and adversely affected thereby.
Notwithstanding anything to the contrary herein, (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (2) if the Administrative Agent and the Borrower have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision without the consent of any Lender, and (3) guarantees and related documents executed by the Borrower or any other Loan Party in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
    Section 12.14.    Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

    Section 12.15.    Costs and Expenses; Indemnification.
    (a)    Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Loans, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, ~~and~~ (iii) all reasonable and documented out-of-pocket expenses incurred by the Sustainability Structuring Agent (including the reasonable and documented fees, charges and disbursements of counsel for the Sustainability Structuring Agent) in connection with the preparation, negotiation, execution and delivery of the ESG Amendment (whether or not such ESG Amendment shall be consummated), and (iv) all out-of-pocket expenses incurred by the Administrative Agent, the Sustainability Structuring Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of a single counsel for the Administrative Agent, the Sustainability Structuring Agent, any Lender or any L/C Issuer, taken as a whole, (unless there is an actual or perceived conflict of interest, in which case such affected Person, taken as a whole, may be reimbursed for one additional counsel)), and, during the continuance of an Event of Default, shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, the Sustainability Structuring Agent, any Lender or any L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any other Loan Party as a debtor thereunder).
    (b)    Indemnification by the Loan Parties. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof), the Sustainability Structuring Agent, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any third party or the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof), and L/C Issuer, and their Related Parties, the administration and enforcement of this Agreement and the other Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the

United States Bankruptcy Code involving the Borrower or any other Loan Party as a debtor thereunder), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any Environmental Claim or Environmental Liability, including with respect to the actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (including, without limitation, any settlement arrangement arising from or relating to the foregoing); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This subsection (b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
    (c)    Reimbursement by Lenders. To the extent that (i) the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by any of them to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are imposed on, incurred by, or asserted against, Administrative Agent, the L/C Issuer, or a Related Party in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Administrative Agent, the L/C Issuer or a Related Party in connection therewith, then, in each case, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the outstanding Loans, interests in Letters of Credit and Unused Commitments at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any L/C Issuer solely in its capacity as such, only the Lenders party to the Credit shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Lenders’ pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each such Lender’s share of the outstanding Loans, interests in Letters of Credit and Unused Commitments at such time); and provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such

L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 12.3.
    (d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Loan Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction by final and nonappealable judgment.
    (e)    Payments. All amounts due under this Section shall be payable not later than 10 days after demand therefor.
    (f)    Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.
    Section 12.16.    Set-off. In addition to any rights now or hereafter granted under the Loan Documents or applicable Legal Requirements and not by way of limitation of any such rights, upon the occurrence of any Event of Default, with the prior written consent of the Administrative Agent, each Lender, the L/C Issuer, each subsequent holder of any Obligation, and each of their respective affiliates, is hereby authorized by the Borrower and each Guarantor at any time or from time to time, without notice to the Borrower or such Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated, but not including trust accounts) and any other indebtedness at any time held or owing by that Lender, L/C Issuer, subsequent holder, or affiliate, to or for the credit or the account of the Borrower or such Guarantor, whether or not matured, against and on account of the Obligations then due to that Lender, L/C Issuer, or subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender, L/C Issuer, or subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 1.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
    Section 12.17.    Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.
    Section 12.18.    Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to any Loan Document or the transactions contemplated thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.
    Section 12.19.    Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or any of the other Loan Documents invalid or unenforceable.
    Section 12.20.    Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable Legal Requirements to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section 12.20 shall govern and control, (b) neither the Borrower nor any Guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable Legal Requirements), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.
    Section 12.21.    Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as the Borrower has one or more Subsidiaries.
    Section 12.22.    Lender’s and L/C Issuer’s Obligations Several. The obligations of the Lenders and L/C Issuer hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders or L/C Issuer pursuant hereto shall be deemed to constitute the Lenders and L/C Issuer a partnership, association, joint venture or other entity.
    Section 12.23.    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement, the Notes and the other Loan Documents (except as otherwise specified therein), and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.
    (b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any Guarantor or its respective properties in the courts of any jurisdiction.
    (c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this

Agreement or any other Loan Document in any court referred to in Section 12.23(b). Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
    (d)    Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy or e-mail) in Section 12.8. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.
    Section 12.24.    USA Patriot Act. Each Lender and L/C Issuer that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or L/C Issuer to identify the Borrower in accordance with the Patriot Act.
    Section 12.25.     Confidentiality. Each of the Administrative Agent, the Lenders, and the L/C Issuer severally agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Legal Requirements or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.25, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Parent or any Subsidiary and its obligations, (g) with the prior written consent of the Borrower, (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 12.25 or (B) becomes available to the Administrative Agent, any Lender or the L/C Issuer on a non-confidential basis from a source other than the Parent or any Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, (i) on a confidential basis to rating agencies if requested or required by such agencies in connection with a rating relating to the Loans or the Commitments hereunder, (j) so long as the Parent’s report on Form 8-K (or its equivalent) has been filed with the SEC, Gold Sheets and other similar bank trade publications (such information to consist solely of deal terms and other information regarding the credit facilities evidenced by this Agreement customarily found in such publications), or (k) so long as the Parent’s report on Form 8-K (or its equivalent) has been filed with the SEC, to entities which compile and publish information about the syndicated loan market, provided that only basic information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (k). For purposes of this Section 12.25, “Information” means all information received from the Parent or any of the Subsidiaries or from any other Person on behalf of the Parent or any Subsidiary relating to the Parent or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a non-confidential basis prior to disclosure by the Parent or any of its Subsidiaries or from any other Person on behalf of the Parent or any of the Subsidiaries.
    Section 12.26.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between any Loan Party and its Subsidiaries and the Administrative Agent, the L/C Issuer, or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent, the L/C Issuer, or any Lender has advised or is advising any Loan Party or any of its Subsidiaries on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent, the L/C Issuer, and the Lenders are arm’s-length commercial transactions between such Loan Parties and their Affiliates, on the one hand, and the Administrative Agent, the L/C Issuer, and the Lenders, on the other hand, (iii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent, the L/C Issuer, and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person; (ii) none of the Administrative Agent, the L/C Issuer, and the Lenders has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the L/C Issuer, and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of any Loan Party and its Affiliates, and none of the Administrative Agent, the L/C Issuer, and the Lenders has any obligation to disclose any of such interests to any Loan Party or its Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the L/C Issuer, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
    Section 12.27.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.     Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto (including any party becoming a party hereto by virtue of an Assignment and Acceptance) acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
    (a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
    (b)    the effects of any Bail-In Action on any such liability, including, if applicable:
    (i)    a reduction in full or in part or cancellation of any such liability;
    (ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
    (iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority
    Section 12.28.    Amendment and Restatement; No Novation. From and after the date of this Agreement, all references to the Prior Credit Agreement in any Loan Document or in any other instrument or document shall, unless otherwise explicitly stated therein, be deemed to refer to this Agreement. This Agreement shall become effective as of the date hereof, and supersede all provisions of the Prior Credit Agreement as of such date, upon the execution of this Agreement by each of the parties hereto and fulfillment or waiver, as applicable, of the conditions precedent contained in Section 7.2 hereof. This Agreement shall constitute for all purposes an amendment and restatement of the Prior Credit Agreement and not a new agreement and all obligations outstanding under the Prior Credit Agreement shall continue to be outstanding hereunder and shall not constitute a novation of the indebtedness or other obligations outstanding under the Prior Credit Agreement.
    Section 12.29.    Equalization of Loans and Commitments. Upon the satisfaction of the conditions precedent set forth in Section 7.2 hereof, all Revolving Loans (as defined in the Prior Credit Agreement) outstanding under the Prior Credit Agreement shall remain outstanding as the initial Borrowing of Loans under this Agreement and, in connection therewith, the Borrower shall be deemed to have prepaid all outstanding SOFR Loans on the Closing Date. On the Closing Date, the Lenders each agree to make such purchases and sales of interests in the outstanding Revolving Loans (as defined in the Prior Credit Agreement) between themselves so that each Lender is then holding its relevant Percentage of outstanding Loans. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith. The parties hereto acknowledge and agree that the minimum borrowing, pro rata borrowing, pro rata payment and funding indemnity requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section and that any prepayment or breakage fees in connection with such transactions are hereby waived.
    Section 12.30.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
    (a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.A. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States of a state of the United States. Without limitation of the forgoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered party with respect to a Supported QFC or any QFC Credit Support.
    (b)    As used in this Section, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
    (i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

    (ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or
    (iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
Section 13.    The Guarantees.
    Section 13.1.    The Guarantees. To induce the Lenders and the L/C Issuer to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor party hereto (including any Guarantor formed or acquired after the Closing Date executing a separate Guaranty or an Additional Guarantor Supplement in the form attached hereto as Exhibit G or such other form acceptable to the Administrative Agent) hereby unconditionally and irrevocably guarantees, jointly and severally, to the Administrative Agent, the Lenders, the L/C Issuer, and their Affiliates, the due and punctual payment of all present and future Obligations, Hedging Liability and Bank Product Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, the Reimbursement Obligations, Hedging Liability, and Bank Product Obligations, and the due and punctual payment of all other obligations now or hereafter owed by the Borrower under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding); provided, however, that with respect to any Guarantor, its Guarantee of Hedging Liability of the Borrower or any Guarantor shall exclude all Excluded Swap Obligations. In case of failure by the Borrower or other obligor punctually to pay any obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower or such obligor.
    Section 13.2.    Guarantee Unconditional. The obligations of each Guarantor under this Section 13 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:
    (a)    any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of the Borrower or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

    (b)    any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations;
    (c)    any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, the Borrower or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or other obligor or of any other guarantor contained in any Loan Document;
    (d)    the existence of any claim, set-off, or other rights which the Borrower or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, or any other Person, whether or not arising in connection herewith;
    (e)    any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower or other obligor, any other guarantor, or any other Person or Property;
    (f)    any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower or other obligor, regardless of what obligations of the Borrower or other obligor remain unpaid;
    (g)    any invalidity or unenforceability relating to or against the Borrower or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations, or any provision of applicable Legal Requirements purporting to prohibit the payment by the Borrower or other obligor or any other guarantor of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations; or
    (h)    any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 13.
    Section 13.3.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations under this Section 13 shall remain in full force and effect until the Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Loans and all other amounts payable by the Borrower and the Guarantors under this Agreement and all other Loan Documents and, if then outstanding and unpaid, all Hedging Liability and Bank Product Obligations have been paid in full. If at any time any payment of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable by the Borrower or other obligor or any Guarantor under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 13 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.
    Section 13.4.    Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the obligations guaranteed hereby shall have been paid in full subsequent to the termination of all the Commitments and expiration of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations, Bank Product Obligations and Hedging Liability and all other amounts payable by the Borrower hereunder and under the other Loan Documents and (y) the termination of the Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders (and their Affiliates) or be credited and applied upon the Obligations, Bank Product Obligations and Hedging Liability, whether matured or unmatured, in accordance with the terms of this Agreement.
    Section 13.5.    Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice except as specifically provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, or any other Person against the Borrower or other obligor, another guarantor, or any other Person.
    Section 13.6.    Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 13 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 13 void or voidable under applicable Legal Requirements, including, without limitation, fraudulent conveyance law.
    Section 13.7.    Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower or other obligor under this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations, is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or such obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.
    Section 13.8.    Benefit to Guarantors. The Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.
    Section 13.9.    Guarantor Covenants. Each Guarantor shall take such action as the Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrower is required by this Agreement to prohibit such Guarantor from taking.

    Section 13.10.    Subordination. Each Guarantor (each referred to herein as a “Subordinated Creditor”) hereby subordinates the payment of all indebtedness, obligations, and liabilities of the Borrower or any other Guarantor owing to such Subordinated Creditor, whether now existing or hereafter arising, to the indefeasible payment in full in cash of all Obligations, Hedging Liability, and Bank Product Obligations. During the continuance of any Event of Default or Default under Sections 9.1(a), (j) or (k), subject to Section 13.4, any such indebtedness, obligation, or liability of the Borrower or any other Guarantor owing to such Subordinated Creditor shall be enforced and performance received by such Subordinated Creditor as trustee for the benefit of the holders of the Obligations, Hedging Liability, and Bank Product Obligations and, upon the acceleration of the Indebtedness under Section 9.2 or 9.3 hereof, the proceeds thereof shall be paid over to the Administrative Agent for application to the Obligations, Hedging Liability, and Bank Product Obligations (whether or not then due), but without reducing or affecting in any manner the liability of such Guarantor under this Section 13.
    Section 13.11.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by the Borrower and each other Guarantor to honor all of its obligations in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section as it relates to such Borrower or other Guarantor, voidable under applicable Legal Requirements relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharged in accordance with Section 13.3. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of the Borrower and each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
[Signature Pages to Follow]

This Third Amended and Restated Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.
“Borrower”
Centerspace, LP
By:    Centerspace, Inc.
Its:    General Partner
By
    Name:
    Title:

[Signature Page to Third Amended and Restated Credit Agreement –
Centerspace, LP, a North Dakota limited partnership]

“Guarantors”
Centerspace, Inc.
By
    Name:
    Title:

[Signature Page to Third Amended and Restated Credit Agreement –
Centerspace, LP, a North Dakota limited partnership]

CENTERSPACE
By
    Name:
    Title:

[Signature Page to Third Amended and Restated Credit Agreement –
Centerspace, LP, a North Dakota limited partnership]

“Administrative Agent”
Bank of Montreal, as Administrative Agent
By
    Name:    ~~Lloyd Baron~~
    Title:    ~~Managing Director~~

[Signature Page to Third Amended and Restated Credit Agreement –
Centerspace, LP, a North Dakota limited partnership]

“Sustainability Structuring Agent”
Bank of Montreal, as Sustainability Structuring Agent
By
    Name:
    Title:

[Signature Page to Third Amended and Restated Credit Agreement –
Centerspace, LP, a North Dakota limited partnership]

“L/C Issuer”
BMO ~~Harris~~ Bank N.A., as L/C Issuer
By
    Name:    ~~Lloyd Baron~~
    Title:    ~~Managing Director~~

[Signature Page to Third Amended and Restated Credit Agreement –
Centerspace, LP, a North Dakota limited partnership]

“Lenders”
BMO ~~Harris~~ Bank N.A., as a Lender
By
    Name:    ~~Lloyd Baron~~
    Title:    ~~Managing Director~~

[Signature Page to Third Amended and Restated Credit Agreement –
Centerspace, LP, a North Dakota limited partnership]

Bank of America, N.A., as a Lender
By
    Name:
    Title:

[Signature Page to Third Amended and Restated Credit Agreement –
Centerspace, LP, a North Dakota limited partnership]

PNC Bank, National Association, as a Lender
By
    Name:
    Title:

[Signature Page to Third Amended and Restated Credit Agreement –
Centerspace, LP, a North Dakota limited partnership]

Royal Bank of Canada, as a Lender
By
    Name:
    Title:

[Signature Page to Third Amended and Restated Credit Agreement –
Centerspace, LP, a North Dakota limited partnership]

U. S. Bank National Association, as a Lender
By
    Name:    Shawn Beattie
    Title:    Vice President

[Signature Page to Third Amended and Restated Credit Agreement –
Centerspace, LP, a North Dakota limited partnership]

Associated Bank, National Association, as a Lender
By
    Name:
    Title:

[Signature Page to Third Amended and Restated Credit Agreement –
Centerspace, LP, a North Dakota limited partnership]

Bank of North Dakota, as a Lender
By
    Name:
    Title:

[Signature Page to Third Amended and Restated Credit Agreement –
Centerspace, LP, a North Dakota limited partnership]

Raymond James Bank, as a Lender
By
    Name:
    Title:

[Signature Page to Third Amended and Restated Credit Agreement –
Centerspace, LP, a North Dakota limited partnership]